Exhibit 10.1

Execution Version

PURCHASE AND SALE AGREEMENT

by and between

EACH OF THE SELLERS LISTED ON SCHEDULE 1

as Seller

and

DRA FUND VII LLC, a Delaware limited liability company

as Buyer

Effective Date: April 10, 2012

THE PROPERTY SOLD PURSUANT TO THIS AGREEMENT IS SOLD “AS IS” AND “WITH ALL FAULTS” SUBJECT TO THE PROVISIONS OF THIS AGREEMENT. SELLER SHALL HAVE NO LIABILITY TO BUYER FOR ANY LATENT DEFECTS OR HIDDEN VICES EXCEPT AS MAY BE PROVIDED OTHERWISE IN THIS AGREEMENT.

i

1.44	Schedule of Title Reports and Surveys	6
1.45	Seller Representative	6
1.46	Seller’s Knowledge or Knowledge of Seller	6
1.47	Survey	6
1.48	Title Company	6
1.49	Title Report	7
1.50	Updated Title Reports and Surveys	7
1.51	Warranties	7
1.52	WRI	7

ARTICLE 2	PURCHASE AND SALE	7
2.1	Purchase and Sale	7
2.2	Deposit	7
2.3	Purchase Price	7

ARTICLE 3	BUYER’S INSPECTIONS	8
3.1	Inspection of Diligence Materials	8
3.2	Inspection of Property	8
3.3	Inspection of Title	9
3.4	Scope of Seller’s Title Obligations	11
3.5	“AS IS” SALE	11
3.6	Florida Provisions	12

ARTICLE 4	CONDITIONS PRECEDENT	12
4.1	Conditions to Buyer’s Obligations	12
4.2	Conditions to Seller’s Obligations	14
4.3	Failure or Waiver of Conditions Precedent	14
4.4	Loan Assumption Condition	16

ARTICLE 5	COVENANTS, WARRANTIES AND REPRESENTATIONS	18
5.1	Seller’s Warranties and Representations	18
5.2	Seller’s Covenants	22
5.3	Buyer’s Warranties and Representations	24
5.4	Survival	25

ARTICLE 6	CLOSING	25
6.1	Closing	25
6.2	Deposits by Buyer	25
6.3	Deposits by Seller	26
6.4	Title Company’s Duties and Closing	27
6.5	Closing Costs	28
6.6	Prorations	28
6.7	Insurance	32
6.8	Delivery of Original Documents	32
6.9	Filing of Reports	32
6.10	Letters to Utility Companies and Tenants	32
6.11	Agreements as to Specific Projects and Matters	32
6.12	Post-Closing Indemnity	35

ARTICLE 7	DAMAGE OR DESTRUCTION; CONDEMNATION	35
7.1	Contract Period Damage	35

7.2	Buyer’s Election to Proceed	36
7.3	Business Interruption and Rental Loss Insurance	36
7.4	Damage That is Not Material Damage	36
7.5	Condemnation	36

ARTICLE 8	REMEDIES	37
8.1	Remedies	37
8.2	Liquidated Damages	38
8.3	No Personal Liability; Several Liability	39
8.4	Release	39
8.5	Maximum Aggregate Liability of Seller Post Closing	41
8.6	Material Consideration	42
8.7	Jury Trial Waiver	42
8.8	No Consequential Damages	42
8.9	Limitation on Partial Termination of Agreement	43

ARTICLE 9	CONFIDENTIALITY	43
9.1	Confidentiality	43

ARTICLE 10	MISCELLANEOUS	43
10.1	Sales Commissions and Fees	43
10.2	Amendment and Waiver	44
10.3	Assignment	44
10.4	Successors and Assigns	44
10.5	Notices	44
10.6	Time	45
10.7	Possession	45
10.8	Incorporation by Reference	45
10.9	Attorneys’ Fees	45
10.10	Construction	46
10.11	Governing Law	46
10.12	Consent to Jurisdiction and Service of Process	46
10.13	Counterparts	46
10.14	Entire Agreement	46
10.15	Relationship of Parties	46
10.16	Prohibition Against Recordation	46
10.17	Escrow Holder	47
10.18	Exclusivity of Agreement	47
10.19	No Third Party Liability	48
10.20	MUD Disclosures	48
10.21	Reporting of Foreign Investment	48
10.22	Holidays	48
10.23	Further Assurances	49

EXHIBITS

Exhibit A	Form of General Assignment and Assumption
Exhibit B	Form of FIRPTA Certificate
Exhibit C	Form of Assignment and Assumption of Leases
Exhibit D	Form of Seller’s Affidavit
Exhibit E	Form of Tenant Estoppel Certificate
Exhibit F	Form of Special Warranty Deed
Exhibit G	Form of Rent Roll
Exhibit H	Form of Seller Estoppel Certificate
Exhibit I	Form of Tenant Notice Letter

SCHEDULES

Schedule 1	Schedule of Projects
Schedule 2	Schedule of Aged Accounts Receivable
Schedule 3	Schedule of Debt
Schedule 4	Schedule of Title Reports and Surveys
Schedule 5	Schedule of Brokerage Agreements
Schedule 6	Disclosure Schedule
Schedule 7	Schedule of Construction Contracts
Schedule 8	MUD Disclosure
Schedule 9	Schedule of Leasing Commissions and Tenant Improvement Allowances
Schedule 10	Schedule of Capital Improvements
Schedule 11	Schedule of Allocated Purchase Prices
Schedule 12	Schedule of Security Deposits
Schedule 13	Schedule of Letters of Credit
Schedule 14	Schedule of Loan Documents
Schedule 6.11.4(b)	Depiction of Licensed Tract

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is entered into by and between each of the entities listed on Schedule 1 (individually and together, jointly and severally, called “Seller”) and DRA FUND VII LLC, a Delaware limited liability company (“Buyer”) as of the Effective Date.

ARTICLE 1

BASIC DEFINITIONS

In addition to capitalized terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

1.1 Affiliate.    The term “Affiliate” of a specified Person means any Person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person. An Affiliate of Buyer shall include an entity of which Buyer or Buyer’s principals, directly or indirectly, control the day-to-day management and operations.

1.2 Allocated Purchase Price.    The term “Allocated Purchase Price” as to each Project shall mean that portion of the Purchase Price allocated to each Project as set forth on the Schedule of Allocated Purchase Prices attached hereto as Schedule 11.

1.3 Appurtenances.    The term “Appurtenances” shall mean Seller’s right, title and interest, if any, in and to (but without warranty, whether statutory, express or implied) the rights and appurtenances pertaining to the Land, including rights to any easements, adjacent streets, alleys, rights-of-way and any adjacent strips and gores of real estate relating to the Land, air rights, the mineral estate that pertains to the Land, including all subsurface, oil, gas, lignite, coal and other hydrocarbon substances located in, on or under the Land and all other development rights, powers, and privileges that pertain to or otherwise benefit the Land.

1.4 Closing.    The term “Closing” shall mean the payment of the Purchase Price, transfer of title to the Property to Buyer and the occurrence of all other acts required by this Agreement to consummate purchase and sale of the Property. As provided herein, the Property may be conveyed from Seller to Buyer in two (2) staggered closings solely if the Loan Assumption is not completed by the Initial Closing Date (in which case all the Projects other than the Encumbered Project shall be conveyed by Seller to Buyer on the Initial Closing and the Encumbered Project shall be conveyed by Seller to Buyer on the Final Closing) , each referred to herein as a “Closing.” If there are two Closings, the first such Closing as to all the Projects other than the Encumbered Project shall be the “Initial Closing,” and the second such Closing for the Encumbered Project shall be the “Final Closing.”

1.5 Closing Date.    The term “Closing Date” shall mean the date upon which a Closing occurs as to all the Projects (subject to the limited right to have two (2) closings on the Initial Closing and Final Closing as more particularly provided in the “Closing” definition).

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1.6 Confidentiality Agreement.    The term “Confidentiality Agreement” shall mean that certain Confidentiality Agreement dated November 21, 2011, between WRI and DRA Advisors LLC related to the Property and the transactions evidenced by this Agreement.

1.7 Contract Period.    The term “Contract Period” shall mean the period from the Effective Date of this Agreement through and including the Closing Date.

1.8 Contracts.    The term “Contracts” shall mean all maintenance, management, service or supply contracts that relate to the Real Property and/or the Personal Property.

1.9 Left Blank Intentionally.

1.10 Debt.    The term “Debt” shall mean the indebtedness and obligations of Seller and/or its predecessors in title for borrowed money identified on the Schedule of Debt secured by liens and security interests encumbering the Encumbered Project, which indebtedness will remain outstanding and be assumed by Buyer as herein provided as of the applicable Closing Date.

1.11 Deductible Amount.    The term “Deductible Amount” shall mean $2,500,000.00.

1.12 Deposit. The term “Deposit” shall mean the sum of Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000.00) in the form of cash or wire in immediately available funds to be deposited with the Escrow Holder by Buyer pursuant to Section 2.2, together with all interest which accrues thereon following the deposit thereof into escrow.

1.13 Effective Date.    The term “Effective Date” shall mean the day and year set forth on the cover page of this Agreement and so identified.

1.14 Encumbered Project.    The term “Encumbered Project” shall mean the Project identified on the Schedule of Debt that is encumbered by liens and security interests to secure the repayment of Debt.

1.15 Escrow Holder.    The term “Escrow Holder” shall mean First American Title Insurance Company, whose address for this transaction is as follows:

24 Greenway Plaza

Suite 850

Houston, Texas 77046

Attn: Susan Kinkaid

Phone No:      (713) 850-0455

Fax No:          (713) 850-0466

E-mail: skinkaid@firstam.com

1.16 Hazardous Substances.    The term “Hazardous Substances” shall mean any chemical, material or substance now or hereafter defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto (“Environmental Laws”), including without limitation: the Comprehensive

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Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq. (“CERCLA”); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq. (“RCRA”). The term “Hazardous Substances” shall also include any of the following: (i) any medical or biological waste, (ii) any asbestos containing materials, (iii) any and all toxic or hazardous substances, materials or wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and in any and all amendments thereto in effect as of the Closing Date, (iv) oil, petroleum, petroleum products (including, without limitation, crude oil), natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel, not otherwise designated as a hazardous substance under CERCLA, (v) any substance which is toxic, explosive, corrosive, reactive, flammable, infectious or radioactive (including any source, special nuclear or by-product material as defined at 42 U.S.C. § 2011, et seq.), carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, (vi) urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated byphenyls, radon gas and (vii) any other chemical, material or substance (A) which poses a hazard to the Property, to adjacent properties, or to persons on or about the Property, (B) which causes the Property to be in violation of any of the aforementioned laws or regulations, or (C) the presence of which on or in the Property requires investigation, reporting or remediation under any Environmental Laws.

1.17 Impact Cost.    The term “Impact Cost” shall mean Buyer’s good faith, reasonable estimate of the cost to cure or remedy any action, fact, circumstance, condition or other matter that impacts the value, ownership or operation of the Property or a Project, as applicable. No impact attributable to any of the following shall be taken into account in determining whether there has been an impact on the value, ownership or operation of the Property: (1) general national or international business or economic conditions not disproportionately affecting the Property or properties of like kind, (2) national or international political, economic or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) national or international financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index) or (4) changes in accounting principles or laws.

1.18 Improvements.    The term “Improvements” shall mean all buildings, structures and other improvements situated on the Land and all fixtures and other property affixed thereto, the Improvements being described separately on the Schedule of Projects attached hereto by common name, street address and approximate number of square feet.

1.19 Initial Closing Date.    The term “Initial Closing Date” shall mean May 24, 2012, the date on which the Initial Closing is scheduled to occur.

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1.20 Intangible Property.    The term “Intangible Property” shall mean Seller’s interest, if any, in the Leases, the Permits and the Warranties, and all of the following to the extent that they arise out of the ownership, use, leasing or operation of the Real Property: telephone exchanges, trade names (including the name of the Project but not including the name “Weingarten”), marks, all goodwill attributable to or associated with such trade names and marks and other identifying material used by Seller in the operation of the Real Property; all signage located on the Real Property owned by Seller and all existing surveys, blueprints, drawings, plans and specifications (including structural, HVAC, mechanical and plumbing plans and specifications) and all other similar documentation for or with respect to the Real Property; all construction drawings concerning the Real Property; all tenant lists (with respect to existing tenants) and data, correspondence with present and prospective tenants, maintenance materials concerning the Real Property or any part thereof, in each case to the extent assignable.

1.21 Land.    The term “Land” shall mean each parcel or tract of land, including the Appurtenances, on which the Improvements are situated, the Land being described generally on the Schedule of Projects by reference to the number of acres contained in the tract or parcel, as more particularly described in the Title Reports identified on the Schedule of Title Reports and Surveys.

1.22 Leases.    As used in this Agreement, the term “Leases” shall mean the interest of the lessor or landlord under all leases, rental agreements, licenses and other agreements for occupancy of any portion of the Land or space in the Improvements as of the Effective Date that together with any amendments thereto, entered into between Seller or Seller’s predecessor in interest and any tenant of the Improvements as of the Effective Date, together with all prepaid rents, security deposits (including letters of credit) and other deposits made by the tenants and held by Seller as of the Closing Date, and all lease guaranties, and any new leases or amendments entered into by Seller after the Effective Date pursuant to the terms of this Agreement.

1.23 Lender.    The term “Lender” shall mean each lender with respect to the Debt.

1.24 Liens.    As used in this Agreement the term “Liens” shall mean only (i) all mortgages, deeds of trust and security interests, (ii) liens for delinquent taxes and assessments, (iii) New Matters (as defined in Section 3.3) voluntarily created by, through or under Seller, (iv) contractor, materialmen or mechanic’s liens, or notices of commencement of liens, created by, through or under Seller or its contractors, agents or representatives and (v) judgment liens against Seller or any Affiliate of WRI which encumber the Property. The term “Liens” shall not include liens for current taxes or assessments not yet due and payable which shall be prorated in accordance with the terms of Section 6.6, or liens or security interests created by tenants against their leasehold interests, nor shall Lien include any liens and security interests encumbering the Encumbered Project and securing the Debt to be assumed by Buyer.

1.25 Loan Assumption.    The term “Loan Assumption” shall mean the transaction with respect to the Encumbered Project whereby, among other matters, Buyer shall assume and agree to perform all of Seller’s obligations under the Debt arising from and after the date of such assumption, and Seller and any guarantor (or indemnitor) of all or any part of the Debt are released from any liability or obligation with respect to such Debt from and after the applicable Closing Date.

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1.26 Loan Assumption Documents.    The term “Loan Assumption Documents” shall mean all documents and instruments governing, evidencing and otherwise relating to the Loan Assumption, subject to Section 4.4.1.

1.27 Loan Documents.    The term “Loan Documents” shall mean all documents, agreements and instruments evidencing, governing, securing and guaranteeing the Debt listed on Schedule 14.

1.28 Major Leases.    The term “Major Lease” shall mean a Lease covering 40,000 or more square feet of rentable space in a Project.

1.29 Outside Closing Date.    The term “Outside Closing Date” shall mean August 23, 2012.

1.30 Permits.    The term “Permits” shall mean all licenses, permits, certificates, to the extent applicable, water and sanitary sewer and utility capacity allocable to the Land and approvals issued by any federal, state or local government or governmental agency relating to the ownership, occupancy or use of the Improvements and/or the Personal Property.

1.31 Permitted Exceptions.    The term “Permitted Exceptions” shall mean (i) all matters of record on the Closing Date, (ii) all exceptions to title shown on the Title Report (except to the extent such exceptions are subsequently removed from any Updated Title Report), (iii) all matters shown on the Survey and any matter which would be shown on a current ALTA/ACSM survey of the Real Property, (iv) all exceptions to title and all matters shown on any Updated Title Reports and Surveys, (v) all ad valorem real estate taxes for the calendar year of the Closing and subsequent years and any special assessments not due and payable as of the Closing Date; (vi) all zoning and subdivision restrictions applicable to the Property and (vii) any matters that would be revealed by a physical inspection of the Property prior to the Effective Date provided that the term “Permitted Exceptions” shall not include (A) any Lien that Seller is obligated to remove pursuant to Section 3.4 of this Agreement or (B) any Disapproved Item identified in a Disapproval Notice timely delivered by Buyer pursuant to Section 3.3 below, except to the extent that Buyer has waived, or been deemed to have waived, any such Disapproved Item as provided in Section 3.3 below.

1.32 Person.    The term “Person” means any individual, partnership, corporation, limited liability company, trust, unincorporated association, joint venture or any other entity of any kind whatsoever, whether for profit or not for profit, and any governmental agency.

1.33 Personal Property.    The term “Personal Property” shall mean all fixtures, machinery, appliances, equipment, landscaping and other tangible personal property located in or on the Real Property on the Closing Date and owned by Seller.

1.34 Portfolio Impact Amount.    The term “Portfolio Impact Amount” shall mean $7,500,000.00.

PURCHASE AND SALE AGREEMENT – PAGE 5

1.35 Project.    The term “Project” shall mean each individual Real Property identified on the Schedule of Projects together with the related Personal Property and Intangible Property.

1.36 Project Impact Amount.    The term “Project Impact Amount” shall mean an amount equal to fifteen percent (15%) of the Allocated Purchase Price of a Project.

1.37 Project Ranger Website.    The term “Project Ranger Website” shall mean the IntraLinks exchange website established by Seller and/or its agent for the purpose of posting Diligence Materials related to the Property, which Project Ranger Website has been available to Buyer since November 21, 2011 and through the Closing Date.

1.38 Property.    The term “Property” shall mean the Real Property, the Personal Property and the Intangible Property and shall include all Projects identified on the Schedule of Projects.

1.39 Purchase Price.    The term “Purchase Price” shall mean $382,427,000.00.

1.40 Real Property.     The term “Real Property” shall mean the Land and the Improvements.

1.41 Rent Roll.    The term “Rent Roll” shall mean as to each Project, a rent roll in the form of Exhibit G attached hereto.

1.42 Schedule of Debt.    The term “Schedule of Debt” means Schedule 3 attached hereto describing the Encumbered Project and the related Debt.

1.43 Schedule of Projects.    The term “Schedule of Projects” shall mean Schedule 1 attached hereto identifying each Project and the related Seller.

1.44 Schedule of Title Reports and Surveys.    The term “Schedule of Title Reports and Surveys” shall mean Schedule 4 attached hereto identifying the Title Report and Survey for each Project most recently issued prior to the Effective Date.

1.45 Seller Representative.    The term “Seller Representative” shall mean Kelly Landwermeyer, James Bretting and Paul Segreto, being the corporate officers or employees of WRI with responsibility for supervision and oversight of management and operation of the Property.

1.46 Seller’s Knowledge or Knowledge of Seller.    The terms “Seller’s Knowledge” or “Knowledge of Seller” (or words of similar import) mean the current actual consciousness of the Seller Representative, without any duty of inquiry or to make any investigation or any obligation to undertake any review or investigate any documents, and all references in Article 5 regarding notices or other information “received by Seller” means written notices in the actual possession of the Seller Representative or of which the Seller Representative has actual knowledge.

1.47 Survey.    The term “Survey” shall mean the surveys of the Real Property described on the Schedule of Title Reports and Surveys.

1.48 Title Company.    The term “Title Company” shall mean First American Title Insurance Company.

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1.49 Title Report.    The term “Title Report” shall mean the Commitment for Title Insurance, Preliminary Title Report or Title Commitment, as the case may be, relating to the Real Property issued by the Title Company on or as of the dates described on the Schedule of Title Reports and Surveys.

1.50 Updated Title Reports and Surveys.    The term “Updated Title Reports and Surveys” shall mean any updated Title Report or Survey obtained by Buyer at its expense issued after the date of any Title Report or Survey described in the Schedule of Title Reports and Surveys.

1.51 Warranties.    The term “Warranties” shall mean all existing transferable warranties held by Seller, if any, and given by third parties with respect to the Real Property and/or the Personal Property.

1.52 WRI.    The term “WRI” shall mean Weingarten Realty Investors, a Texas real estate investment trust.

ARTICLE 2

PURCHASE AND SALE

2.1 Purchase and Sale.    Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the Property upon and subject to the terms and conditions set forth in this Agreement and in the instruments and agreements to be delivered at the Closing.

2.2 Deposit.    Not later than the third business day after the Effective Date, and as a condition to Seller’s obligations under this Agreement, Buyer shall deliver the Deposit to the Escrow Holder, by wire transfer pursuant to wire instructions provided by Escrow Holder, who shall hold the Deposit in accordance with the terms of this Agreement. Escrow Holder shall invest the Deposit in an FDIC-insured interest-bearing account or government CD’s, in each case reasonably acceptable to Buyer and Seller. If Buyer fails to timely deliver the Deposit to the Escrow Holder, then Seller may terminate this Agreement by written notice to Buyer at any time prior to actual delivery of the Deposit. In the event that Buyer purchases the Property as contemplated by this Agreement, then the entire amount of the Deposit shall be credited against the cash portion of the Purchase Price due and payable at the Closing; provided, however, if there is more than one Closing, $17,200,000.00 (plus accrued interest on the Deposit through the Initial Closing) of the Deposit shall be credited against that portion of the Purchase Price due and payable at the Initial Closing, and $300,000.00 of the Deposit shall be credited against the cash portion of the Purchase Price of the Encumbered Project due and payable at the Final Closing. If this Agreement is terminated in its entirety by either Buyer or Seller or in the event of a default hereunder by either Buyer or Seller, the Deposit shall be applied as provided in this Agreement.

2.3 Purchase Price.    The Purchase Price, subject to prorations and adjustments provided in this Agreement, shall be payable in cash at Closing, except that at the Closing of the Encumbered Project, Buyer shall assume the Debt encumbering such Encumbered Project pursuant to Section 4.4.1 below and shall receive a credit against the Purchase Price in an amount equal to the outstanding principal balance (plus any accrued and unpaid interest, including any late charges and penalties) of such Debt as of the applicable Closing Date.

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ARTICLE 3

BUYER’S INSPECTIONS

3.1 Inspection of Diligence Materials.    Seller has made available to Buyer copies of the following documents related to the Property (collectively, the “Diligence Materials”) either by delivery to Buyer or by posting the same on the Project Ranger Website: (i) the Leases, (ii) a rent roll for each Project, (iii) a Title Report for each Project, (iv) a Survey of each Project and (v) the other materials available on the Project Ranger Website. The Project Ranger Website will be kept active through the Closing Date. Seller will endeavor to update the Project Ranger Website from time to time and to give Buyer notice that updated information and materials have been added to the Project Ranger Website, but Seller’s failure to either update or give notice to Buyer thereof will not be a breach of this Agreement by Seller. On or before the Closing, unless the parties mutually agree otherwise, Seller shall deliver to Buyer a CD or multiple CDs containing substantially all of the documents posted on the Project Ranger Website. Except as otherwise expressly provided in this Agreement, Seller makes no representation or warranty as to the accuracy or completeness of the contents of the Diligence Materials. Seller specifically notifies Buyer that the Diligence Materials may not be all of the information regarding the Property or any of the Projects in Seller’s files. Buyer will conduct its own due diligence investigation to verify to its own satisfaction the suitability of the Property and accuracy and completeness of the Diligence Materials or any other information provided to Buyer by Seller, its agents or any other Person. All documents and information made available to Buyer by Seller at any time prior to Closing shall be kept confidential by Buyer to the extent required under the provisions of Section 9.1 of this Agreement.

3.2 Inspection of Property.    During the Contract Period, Buyer and its contractors, agents, consultants and other representatives shall have the right, subject to the rights of tenants in possession, to conduct such examinations or inspections of the physical condition of the Property as Buyer deems necessary or appropriate, provided that, (i) Buyer may not conduct any invasive testing, drilling or boring or other destructive testing without the prior written consent of Seller, which consent may be granted or withheld in Seller’s sole discretion; provided, however, Buyer may conduct a Phase II environmental site assessment with respect to a Project to the extent recommended by the Phase I environmental site assessment, but the scope of such Phase II environmental site assessment shall be subject to Seller’s approval in the exercise of its reasonable discretion, (ii) no inspections or testing may be conducted inside any area leased to a tenant under any Lease and (iii) Buyer may not cause or permit any interruption with the business operations of any tenant under a Lease. In the event permission for invasive or destructive testing is granted, Buyer shall return the Property to the same condition as existed immediately prior to such testing, which obligation shall survive the termination of this Agreement. Buyer shall take no action during its inspection of the Property which would violate any federal, state, municipal or other governmental laws, codes or requirements. Buyer agrees that, in making any inspections of, or conducting any testing of, on or under the Property, Buyer will carry not less than Two Million Dollars ($2,000,000.00) comprehensive general liability insurance with contractual liability endorsement which insures Buyer’s indemnity obligations hereunder and names Seller as an additional insured, and Buyer shall cause each of Buyer’s third party agents that access the Property to carry not less than $2,000,000 comprehensive general liability insurance. Buyer shall give Seller not less than one (1) business day advance notice of

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any entry on the Property, and prior to any such entry, Buyer shall provide (and shall cause such agents to provide) Seller with certificates of insurance naming Seller as an additional insured. BUYER SHALL INDEMNIFY, DEFEND AND HOLD SELLER AND ITS CONSTITUENT ENTITIES AND THEIR RESPECTIVE AGENTS, OFFICERS AND EMPLOYEES (COLLECTIVELY, “SELLER INDEMNIFIED PARTIES”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTUAL INJURIES, LIENS, LOSSES, LIABILITIES, DAMAGES, CLAIMS, COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES ARISING FROM OR IN ANY WAY RELATED TO ANY PHYSICAL INSPECTIONS AND ANY FURTHER INSPECTIONS BUYER OR ANY OF ITS AGENTS OR REPRESENTATIVES MAY CONDUCT UPON THE PROPERTY PRIOR TO THE CLOSING; PROVIDED, HOWEVER, NEITHER BUYER NOR ANY OF ITS CONTRACTORS, AGENTS, CONSULTANTS AND OTHER REPRESENTATIVES SHALL BE LIABLE FOR, AND BUYER SHALL NOT INDEMNIFY, DEFEND OR HOLD SELLER AND RELATED SELLER INDEMNIFIED PARTIES HARMLESS WITH RESPECT TO, ANY PRE-EXISTING CONDITION, FACT, MATTER, ITEM OR SUBSTANCE DISCOVERED, UNCOVERED, LOCATED OR IDENTIFIED AS A RESULT OF ENTRY BY BUYER OR ITS CONTRACTORS, AGENTS, CONSULTANTS OR OTHER REPRESENTATIVES TO THE EXTENT SUCH CONDITION, FACT, MATTER, ITEM OR SUBSTANCE IS NOT EXACERBATED BY BUYER OR ITS CONTRACTORS, AGENTS, CONSULTANTS AND OTHER REPRESENTATIVES. Buyer may interview any tenants at the Property; provided all interviews shall be coordinated through the Seller Representative or person representing Seller designated in writing by the Seller Representative, who shall arrange scheduling of interviews. Seller shall have the right to have a representative present at all inspections and interviews. Notwithstanding anything to the contrary in this Agreement, Buyer’s indemnification provided in this Section 3.2 shall survive the Closing or any termination of this Agreement. Except with respect to Material Damage described in Section 7.1 below or a condemnation event as provided in Section 7.5 below or any other termination right expressly provided for in this Agreement, after the Effective Date, Buyer shall have no right to disapprove of the physical condition of the Property or to terminate this Agreement based on the physical condition of the Property. All inspection fees, appraisal fees, engineering fees and other expenses of any kind incurred by Buyer relating to inspection of the Property will be solely Buyer’s expense (other than existing reports in the Project Ranger Website that were provided at Seller’s expense).

3.3 Inspection of Title. Buyer acknowledges receipt of the Title Reports and the Surveys. By its execution and delivery of this Agreement, Buyer has approved all exceptions to title shown on the Title Report and all matters shown on the Survey, all of which shall be Permitted Exceptions (other than Liens that are excluded from the definition of Permitted Exceptions). At Buyer’s cost and expense, Buyer may, but shall not be obligated to, obtain Updated Title Reports and Surveys prior to any Closing. Buyer shall deliver to Seller, within two (2) business days after first becoming aware of a New Matter (hereinafter defined) but in no event later than one (1) business day prior to Closing, a notice (“Disapproval Notice”) disapproving of any one or more New Matters which Buyer finds objectionable (collectively, “Disapproved Items”) and specifying in reasonable detail the requested cure steps. Any New Matter reflected in an Updated Title and Survey that is not identified as a Disapproved Item in a Disapproval Notice timely delivered shall be deemed to have been waived by Buyer, and such New Matter will be a Permitted

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Exception. Seller may, by written notice to Buyer, within seven (7) business days after Seller’s receipt of the Disapproval Notice (the “Cure Period”), elect to attempt to remove or otherwise cure one or more of the Disapproved Items in the Disapproval Notice, such attempted removal or cure to be completed as soon as reasonably practicable, but in any case prior to the applicable Closing Date. Seller shall have no obligation to attempt to cure or remove any Disapproved Items, and Seller’s failure to give a written response to Buyer’s Disapproval Notice at or prior to the end of the Cure Period shall constitute Seller’s election to not attempt to remove or cure any Disapproved Item. If Seller elects (or is deemed to have elected) to not attempt to remove or cure one or more of the Disapproved Items (or having elected to attempt a cure, is unable or for any reason fails to do so) and such Disapproved Items shall have a material adverse impact on Buyer’s ability to operate a Project in substantially the manner that it is being operated as of the Effective Date (such material adverse impact for purposes of this Section 3.3 only, a “Material Impact”) then, subject to the provisions of Section 8.9, Buyer’s sole and exclusive remedy shall be to elect, by written notice to Seller, not later than five (5) days after expiration of Seller’s Cure Period, or if Seller has undertaken in writing to attempt to remove or otherwise cure a Disapproved Item, but has not been able or for any reason fails to do so prior to the applicable Closing Date, then not later than such Closing Date (in either case, the “Title Election Period”), to either (a) waive Buyer’s disapprovals with respect to any Disapproved Items not removed or cured and proceed with the Closing without delay or adjustment of the Purchase Price or (b) partially terminate this Agreement as to the affected Project, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Purchase Price of the affected Project. In the event of any partial termination of this Agreement as to any affected Project under this Section 3.3, the Agreement shall remain in full force and effect as to all other Projects. If, however, Buyer is precluded by operation of Section 8.9 from exercising its right of partial termination under this Section 3.3 as to one or more Projects as to which it would otherwise have such right of partial termination, then Buyer’s sole and exclusive remedy shall be to elect, by written notice to Seller prior to expiration of the Title Election Period, to either (x) waive Buyer’s disapproval with respect to any Disapproved Item not removed or cured and proceed with Closing without delay and without any further adjustment in the Purchase Price or (y) subject to Seller’s right to override such termination as provided in Section 8.1, terminate this Agreement in its entirety, in which event, the Deposit shall be returned to Buyer, and neither Buyer nor Seller shall have any further obligations hereunder other than obligations that expressly survive termination of this Agreement. In the event Buyer fails to duly and timely terminate this Agreement (either partially or in its entirety) in accordance with the provisions of this Section 3.3, Buyer will be deemed to have waived any Disapproved Items not removed or cured and shall proceed with the Closing in accordance with the terms of this Agreement. No termination by Buyer pursuant to this Section 3.3 shall serve to terminate any obligation which, by the express terms of this Agreement, survives the expiration or termination of this Agreement. As used in this Section 3.3, the term “New Matters” shall mean any exceptions to title or other matters affecting title to a Project disclosed by an Updated Title Report or Survey that was not disclosed in the Title Reports and Surveys identified on the Schedule of Title Reports and Surveys, or if as to any Project, more than one Updated Title Report or Survey has been issued, such matter was not disclosed in any prior Updated Title Report or Survey, or any title exceptions or encumbrances entered into by Seller after the Effective Date. Buyer and Seller will cooperate with each other in good faith to arrive at mutually satisfactory legal descriptions for each Project to clean up scrivener’s errors and other minor defects in the legal descriptions.

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In no event will the matters referenced in the immediately preceding sentence constitute a default on the part of either party or give rise to any right or remedy or be deemed to have a Material Impact under this Section 3.3.

3.4 Scope of Seller’s Title Obligations.    Notwithstanding the terms of Section 3.3 above or elsewhere in this Agreement, Seller shall have the obligation to remove (or to provide a bond which results in such Lien being removed of record or provide an indemnity from WRI as to Liens that are liquidated in amount which results in the Lien being removed from the Title Policy) all Liens identified in the Title Report or which exist of record as of the Closing Date. WRI shall have a continuing obligation that survives Closing to exercise diligent efforts to resolve or remove Liens that are removed from the Title Policy based on a WRI indemnity. In each case, such matters shall be removed by no later than the Closing Date As to any of the foregoing which constitute delinquent tax liens, the corresponding taxes and penalties shall be paid by Seller at Closing. As to any of the foregoing which constitute tax liens which are not yet delinquent, the corresponding taxes shall be prorated between the parties pursuant to Section 6.6 below. If Seller cannot or will not or does not remove, or otherwise post such bond or provide such indemnity to remove, any Liens which Seller is obligated to remove prior to the Closing Date, then Buyer may, as its sole and exclusive remedy (except as hereinafter provided otherwise in this Section 3.4), elect to cure such Liens by instructing the Title Company to pay at Closing such portion of the Purchase Price to the holders of such Liens as is necessary to remove such Liens and to obtain from the holders of such Liens any recordable releases required by the Title Company to remove those Liens as exceptions to the title insured by the owner’s title policy issued pursuant to the Title Report. Seller’s failure to remove a Lien (consisting of a New Matter included in subpart (iii) of the definition of “Liens”) that is not liquidated in amount so as to preclude Buyer from effectively exercising the offset right provided in this Section 3.4 shall constitute a default by Seller under this Agreement which shall entitle Buyer to exercise its Termination Election under Section 8.1, receive a return of the Deposit and recover from Seller Buyer’s Pursuit Costs, subject to the limitation set forth in Section 8.1 on the amount of such Pursuit Costs that may be recovered. Upon any exercise by Buyer of the Termination Election pursuant to the immediately preceding sentence, Seller shall have the right for a period of ten (10) days following receipt of Buyer’s termination notice (but not later than the Closing Date) to override Buyer’s termination by agreeing to allow Buyer to partially terminate this Agreement as to not more than two (2) Projects affected by such a Lien, reducing the Purchase Price by an amount equal to the Allocated Purchase Price of such terminated Project(s) and paying to Buyer as to each such Project a pro rata portion of Buyer’s Pursuit Costs allocable to such Project. The pro rata portion shall be a fraction of the total Pursuit Costs (not to exceed $1,000,000.00) the numerator of which is the Allocated Purchase Price of the Project as to which the Agreement has been terminated and the denominator of which is the Purchase Price.

3.5 “AS IS” SALE.    Buyer acknowledges the disclaimers set forth in Section 5.1.9 hereof. Except for the limited representations or warranties specifically set forth in this Agreement, Buyer is not relying on any representations or warranties from Seller, or anyone acting on Seller’s behalf, express or implied or statutory, and Buyer is purchasing the Property AS IS, WHERE IS and WITH ALL FAULTS based on Buyer’s independent investigation and inspection of the Property and Buyer’s independent evaluation of the Property and associated due diligence that Buyer has had and will have the right and opportunity to evaluate, including applicable statutes, ordinances, governmental regulations and other laws. Buyer further

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acknowledges and agrees that Buyer’s acceptance of Seller’s disclaimers formed a material part of the consideration to Seller and Seller’s determination to sell the Property for the Purchase Price. The acknowledgements and agreements expressed in this Section 3.5 shall survive Closing.

/s/ MCD	/s/ DL
Seller Initials	Buyer Initials

3.6 Florida Provisions.

3.6.1 Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit.

3.6.2 Buyer acknowledges receipt of the information brochure required by Section 553.996, Florida Statutes.

ARTICLE 4

CONDITIONS PRECEDENT

4.1 Conditions to Buyer’s Obligations.    Notwithstanding anything in this Agreement to the contrary, subject to the provisions of Section 4.3, Buyer’s obligation to purchase the Property shall be subject to and contingent upon the satisfaction (or waiver by Buyer) of the following conditions precedent prior to and as of the applicable Closing Date:

4.1.1 Seller shall have performed in all material respects all covenants and obligations expressly provided in this Agreement to be performed by Seller at or prior to Closing, including the execution and delivery by Seller of all documents required by Section 6.3 necessary to consummate the transactions contemplated in this Agreement in accordance with the terms of this Agreement;

4.1.2 Each and every representation and warranty of Seller contained in this Agreement shall be true and correct in all material respects on the Closing Date, as though such representations and the statements contained in this Agreement were made at and as of the applicable Closing Date, other than representations and warranties that address matters only as of a particular date or with respect to a specified period, which need only be true and accurate as of such date or with respect to such period, subject to the applicable notice and cure provisions of Section 5.4;

4.1.3 Not later than five (5) days prior to the Closing Date, Buyer shall have received a completed and executed tenant estoppel certificate (a “Tenant Estoppel Certificate”) in substantially the form attached hereto as Exhibit E (or in such other form as may otherwise be required or permitted to be delivered under any Lease) from (i) tenants under all Major Leases and (ii) tenants under other Leases that, when taken together with the Major Leases, represent not less than seventy-five percent (75%) of the total number of rented square feet of space in the Property (the “Minimum Tenant Estoppel Certificates”), it being understood if the

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Encumbered Project does not close with the remainder of the Projects at the Initial Closing then none of the Tenant Estoppel Certificates for the Encumbered Project shall count towards the Minimum Tenant Estoppel Certificates. Notwithstanding the foregoing, certificates executed by Seller and WRI in the form attached hereto as Exhibit H (the “Seller Estoppel Certificate”) with respect to Leases (other than Major Leases) representing not more than ten percent (10%) of the total number of rented square feet of space in the Property will be counted in meeting the delivery requirement for Minimum Tenant Estoppel Certificates, and Seller may deliver a Seller Estoppel for up to three (3) Major Tenants leasing between 40,000 and 100,000 square feet of space (not including, however, MiTek Industries, Inc. in the 1801 Massaro Project). In no event may Seller deliver a Seller Estoppel Certificate with respect to a tenant that has executed and delivered a Tenant Estoppel Certificate. After Closing, Seller may replace Seller Estoppel Certificates with actual executed Tenant Estoppel Certificates meeting the requirements of this Section 4.1.3. Upon such substitution, Seller shall have no further liability under the replaced Seller Estoppel Certificate. Seller will deliver a Tenant Estoppel Certificate to all tenants, and the form of Tenant Estoppel Certificate will have a place for signature by all guarantors of a Lease. All Tenant Estoppel Certificates shall be dated no more than seventy-five (75) days prior to the Initial Closing Date. Buyer may not object to (x) any “non-material” qualifications or modifications which a tenant may make to the form of Tenant Estoppel Certificate, (y) any modification to a Tenant Estoppel Certificate to conform it to the form of tenant estoppel the tenant is required or permitted to give under its Lease or (z) the failure of any guarantor to sign a Tenant Estoppel Certificate. No qualification or modification made to a Tenant Estoppel Certificate shall be “material” within the meaning of the immediately preceding sentence unless the qualification or modification reflects a claim, demand, alleged default by the landlord or tenant or offset against rentals due and owing under the Lease (other than a claim or dispute relating to triple net charges for any period prior to January 1, 2012) or that the terms of the Lease, including, without limitation, base rent, triple net charges and lease term, have been altered or modified in any material respect from the Leases provided to Buyer or is otherwise inconsistent in any material respect with a representation made by Seller in this Agreement. No qualification, modification or assertion in its Tenant Estoppel Certificate by any tenant at the 1625 Diplomat Drive Project regarding defects or deficiencies in the slab or structure will constitute the basis for an objection to such Tenant Estoppel Certificate by Buyer. A Tenant Estoppel Certificate, even though not substantially in the form of Exhibit E, will be deemed to be substantially in such form if it is on the standard form of a tenant that customarily issues its own form of tenant estoppel certificate, or if a “knowledge qualifier” has been inserted as a qualification to the certification regarding landlord defaults. Buyer shall notify Seller in writing of any objection to any Tenant Estoppel Certificate within three (3) business days after receipt of a Tenant Estoppel Certificate from Seller. Buyer’s failure to timely deliver written notice of any such objection shall constitute Buyer’s acceptance of such Tenant Estoppel Certificate and waiver of any such objection. Seller shall have five (5) business days after receipt of an objection by Buyer to any matter on a Tenant Estoppel Certificate to address such objection prior to Buyer’s rejection of such Tenant Estoppel Certificate.

4.1.4 There shall be no third-party litigation pending or threatened against Seller that would prevent Seller from performing its obligations under this Agreement or otherwise pertaining to the Property.

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4.1.5 The Title Company shall be prepared to issue one or more Title Policies (hereinafter defined) insuring fee simple title to all Projects to be in Buyer and otherwise meeting the requirements of this Agreement.

4.2 Conditions to Seller’s Obligations.    Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell the Property shall be subject to and contingent upon the satisfaction (or waiver by Seller) of the following conditions precedent prior to and as of the Closing Date:

4.2.1 Buyer shall have timely tendered the Purchase Price;

4.2.2 All documents required by Section 6.2 necessary to consummate the transactions contemplated in this Agreement by Buyer shall have been executed and delivered as required by this Agreement;

4.2.3 Each and every representation and warranty of Buyer contained in this Agreement shall be true and correct in all material respects on the Closing Date, as though such representation were made at and as of the applicable Closing Date, other than representations and warranties that address matters only as of a particular date or with respect to a specified period, which need only be true and accurate as of such date or with respect to such period, subject to the applicable notice and cure provisions provided in Section 4.3; and

4.2.4 Buyer shall have performed in all material respects all covenants and obligations expressly provided in this Agreement to be performed by Buyer at or prior to Closing.

4.3 Failure or Waiver of Conditions Precedent.    Notwithstanding the provisions of Section 4.1 to the contrary, satisfaction of any condition specified in Sections 4.1.1, 4.1.2 or 4.1.4, shall not be a condition to Buyer’s obligation to purchase the Property unless the Impact Cost caused by such failed condition(s) equals or exceeds, in the aggregate, the Deductible Amount. In the event any of the conditions specified in Sections 4.1.1 or 4.1.2 (but only with respect to a representation and warranty that was not true and correct in all material respects as of the Effective Date) have not been satisfied as of the Closing Date and following any applicable notice and cure period provided herein, and the failure of such condition has caused an Impact Cost, in the aggregate, equal to or greater than the Deductible Amount but less than the Portfolio Impact Amount, then Seller shall either (i) cure or remedy the failed condition to Buyer’s reasonable satisfaction or (ii) give Buyer a credit against the Purchase Price in an amount equal to the Impact Cost; provided, in no event shall Seller be obligated to incur any cost or expense or give a Purchase Price credit in excess of $5,000,000.00; and upon Seller’s satisfaction of (i) or (ii) above, Buyer shall remain obligated to purchase the Property in accordance with the terms of this Agreement. If under the circumstances of the immediately preceding sentence, the parties are unable to agree as to the Impact Cost, the parties shall nevertheless proceed to Closing as to any undisputed portion of the Impact Cost and deposit in escrow with the Title Company as escrow agent an amount equal to the disputed portion of the Impact Cost, with the parties agreeing to exercise good faith, reasonable efforts to resolve the dispute after Closing. If the parties are unable to resolve the dispute by mutual agreement within twenty (20) days after Closing, the parties shall submit the matter to mediation to be conducted in Houston, Texas in accordance with the rules of the American Arbitration Association, and each party will act in good faith to attempt to resolve the

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matter during the mediation process. If the dispute has not been resolved by mutual agreement or through mediation within sixty (60) days after Closing, then either party may pursue all available remedies, subject to the terms of the Agreement. The provision regarding resolution of any such dispute after Closing shall survive Closing and shall not be subject to Survival Period provided in Section 5.4 or the cap on Seller’s liability provided in Section 8.5. Any such escrow deposit shall be held and applied in accordance with the terms of an escrow agreement mutually satisfactory to Buyer and Seller. The prevailing party in any such mediation and/or other legal proceeding shall be entitled to recover its legal fees and other costs of the proceedings from the non-prevailing party and interest at the rate of five percent (5%) per annum on the amount of its recovery. In the event any of the conditions set forth in Sections 4.1.1, 4.1.2, 4.1.4 or 4.1.5, have not been or are not satisfied as of the Closing Date or such earlier date as expressly set forth therein and following any applicable notice and cure period provided herein, and the failure of such condition(s) has caused an Impact Cost, in the aggregate, greater than the Portfolio Impact Amount or if the condition set forth in Section 4.1.3 has not been satisfied following any applicable notice and cure period provided herein, Buyer may, as its sole option and exclusive remedy, elect to waive such condition and proceed to Closing (with a credit against the Purchase Price equal to the Impact Cost not to exceed $5,000,000.00) or, subject to Seller’s right to override such termination as provided in Section 8.1, terminate this Agreement in its entirety by written notice to Seller, delivered on or before the Closing Date, in which event the Deposit shall be returned by Buyer, and neither Buyer nor Seller shall have any further obligations hereunder other than obligations that expressly survive termination of this Agreement; provided, failure of a condition set forth in Section 4.1.1 or 4.1.2 (as to any representation or warranty that was not true and correct in all material respects on the Effective Date or thereafter became untrue in a material respect by reason of an act or omission of Seller in breach of this Agreement) that has caused an Impact Cost, in the aggregate, greater than the Portfolio Impact Amount shall be a default by Seller under this Agreement that entitles Buyer to exercise remedies provided in Section 8.1. For the avoidance of doubt, the failure of the condition set forth in Section 4.1.2 as to a representation or warranty made by Seller that was true and correct in all material respects as of the Effective Date but that subsequently became untrue in a material respect for a reason other than an act or omission of Seller in breach of this Agreement does not constitute a default by Seller under this Agreement. In addition to the foregoing, in the event any of the conditions set forth in Sections 4.1.1, 4.1.2, 4.1.4 or 4.1.5 have not been or are not satisfied as of the Closing Date or such earlier date as expressly set forth therein and following any applicable notice and cure period provided herein, and the failure of such condition has not caused an Impact Cost greater than the Portfolio Impact Amount but has caused an Impact Cost greater than the Project Impact Amount as to a specific Project, then, subject to the provisions of Section 8.9, Buyer may, as its sole option and exclusive remedy, elect to waive such condition and proceed to Closing or partially terminate this Agreement as to the affected Project by written notice to Seller prior to the Closing Date, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Purchase Price of the affected Project. In the event of any partial termination of this Agreement under this Section 4.3, the Agreement shall remain in full force and effect as to all other Projects. In the event Buyer fails to duly and timely terminate this Agreement (either partially or in its entirety) in accordance with the provisions of this Section 4.3, Buyer will be deemed to have waived any condition set forth in Section 4.1 not satisfied as of the Closing Date. No termination of this Agreement by Buyer under this Section 4.3 (either partially or in its entirety) shall serve to terminate any obligation which, by the express terms of

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this Agreement, survives the expiration or termination of this Agreement. Promptly after obtaining knowledge thereof, Buyer shall give Seller written notice of the failure of a condition set forth in Sections 4.1.1, 4.1.3, 4.1.4 and 4.1.5, and Seller shall have a fifteen (15) day period following receipt of such notice (or after any written notice that Seller may have given to Buyer regarding the failure of any such condition) within which to attempt to cure the failure of such condition and an adjournment of Closing, if necessary (but by not more than 30 days in the aggregate as to all adjournments for any reason under this Agreement). Notice and cure rights with respect to the failure of a condition set forth in Section 4.1.2 are provided in Section 5.4. In the event any of the conditions set forth in Section 4.2 have not been or are not satisfied as of the Closing Date or such earlier date as expressly set forth therein, or have not been waived by Seller, and the consequence of such failed condition is that Buyer is not able to perform its obligations to purchase the Property under this Agreement, Seller may terminate this Agreement by written notice to Buyer and retain the Deposit. Promptly after obtaining knowledge thereof, Seller shall give Buyer written notice of the failure of a condition set forth in Sections 4.2, and as to the failure of a condition set forth in Section 4.2.3, Buyer shall have a fifteen (15) day period following receipt of such notice (or after any written notice that Buyer may have given to Seller regarding the failure of any such condition) within which to attempt to cure the failure of such condition and an adjournment of Closing, if necessary (but by not more than 30 days in the aggregate as to all adjournments for any reason under this Agreement). In no event shall Buyer have a cure period or right of adjournment with respect to the failure of a condition set forth in Sections 4.2.1, 4.2.2 or 4.2.4. If the Loan Assumption Condition is not satisfied as to the Encumbered Project, rights and obligations of Buyer and Seller shall be as provided in Section 4.4.

4.4 Loan Assumption Condition.

4.4.1 Seller’s obligation to sell, and Buyer’s obligation to purchase, the Encumbered Project is conditioned upon Seller and Buyer having obtained the written consent of Lender to the sale and conveyance by Seller to Buyer of the Encumbered Project under this Agreement, and Buyer and Seller shall have executed and delivered all Loan Assumption Documents and otherwise done and performed all other things and satisfied all conditions of Lender to consummate the Loan Assumption on terms and conditions mutually reasonably satisfactory to Buyer and Seller (the “Loan Assumption Condition”). Seller and Buyer shall reasonably cooperate with each other and exercise commercially reasonable efforts to satisfy the Loan Assumption Condition. Seller and Buyer shall promptly (and in any event within five (5) business days after the Effective Date) make application to the Lender on Lender’s standard form for the assumption of the Debt, without changes or modifications in the terms of the Debt as evidenced by the Loan Documents. Buyer shall thereafter use its commercially reasonable efforts to (1) cause Lender to approve of Buyer’s assumption of the Debt, (2) diligently prosecute such application, including, without limitation, promptly providing financial and other information as Lender shall require and such documentation as may be required in connection with the substitute borrower, guarantor and environmental indemnitor and (3) otherwise comply with the requirements reasonably imposed by Lender to consummate the Loan Assumption. It shall be reasonable for Buyer to require that the Loan Assumption Documents include Lender’s certification of (i) a schedule listing the Loan Documents, (ii) the outstanding principal balance of the Debt, (iii) the amount of any impounds, reserves or other deposits held by Lender under the Loan Documents and (iv) that Lender has given no written notice of default to borrower under the Loan Documents that has not been

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cured. Buyer may not condition its approval of the Loan Assumption on any modifications to the Loan Documents other than reasonable non-substantive modifications to the provisions of the Loan Documents permitting Borrower to make certain transfers of direct or indirect ownership interests in Borrower without Lender’s consent to the extent necessary to accommodate Buyer’s organizational structure. Notwithstanding the foregoing, in all cases Buyer shall not be required to accept, and Loan Assumption Documents shall not, change the interest rate, maturity date or other economic terms of the Debt from the interest rate, maturity date and other economic or other material terms presently provided in the Loan Documents, or impose any additional or new conditions, including changes in the scope of any guaranty or any requirement for additional escrows or reserves. Seller shall use its commercially reasonable efforts to do and perform all acts and things to be done and performed by Seller in connection with the Loan Assumption and will provide any certificates of Seller and legal opinions with respect to Seller and other information or documentation as Lender may reasonably require in connection with the Loan Assumption (excluding for avoidance of doubt, any non-consolidation or other opinions required by Lender with respect to Buyer or any single purpose entity Buyer elects to form to take title to the Property and assume the obligations of Seller under the Loan Documents). In addition, and in connection therewith, Buyer shall comply in all respects with the terms of the Loan Documents pertaining to a request to assume the obligations under the Loan Documents from and after the Closing Date, including, but not limited to (a) qualifying the substitute borrower as a so-called single purpose, bankruptcy remote entity, in accordance with the terms of the Loan Documents and as approved in writing by the Lender and the rating agencies, if any, (b) qualifying a new property manager as and to the extent required by the Loan Documents, (c) promptly delivering any required legal opinions, authority documentation and certificates in form and substance required by the Loan Documents and approved by the Lender and (d) paying any Loan Assumption Costs (hereinafter defined). Buyer acknowledges that it shall be a condition precedent to satisfaction of the Loan Assumption Condition that (i) Seller shall receive an unconditional release from all obligations of whatever kind or nature under the Debt arising on or after the Closing Date and (ii) all applicable Seller-related guarantors and indemnitors shall receive an unconditional release from all obligations of whatever kind or nature under the Debt arising after the Closing Date. Borrower shall provide a substitute guarantor and/or indemnitor in connection with the assumption of the Debt that shall be structured and have sufficient net worth to serve as a replacement guarantor and/or indemnitor under the Loan Documents. At Closing, Buyer shall reimburse Seller for the amount of any and all reserves, escrows, impounds or other balances held by Lender at Closing on behalf of Seller, including, without limitation, real estate tax impounds or reserves, insurance impounds or reserves, capital replacement reserves and interest reserves, provided Lender will continue to hold such reserves for the benefit of Buyer. Buyer shall pay any and all loan assumption fees and other fees, costs and expenses owed to Lender, or to any third party required by Lender or a rating agency to be paid (including fees and expenses of Lender’s counsel), in connection with the Loan Assumption (other than Seller or Seller’s counsel) plus any and all other costs and expenses incurred in connection with the Loan Assumption, including, without limitation, recordation costs and recordation, mortgage recording, transfer or similar taxes (collectively, “Loan Assumption Costs”) without regard to whether the Loan Assumption Condition is ultimately satisfied; provided, however, Buyer’s maximum obligation for the loan assumption fee payable to Lender shall not exceed 1% of the outstanding principal balance of the Debt (“Buyer’s Assumption Fee Cap”). Buyer acknowledges that the Loan Assumption is subject to approval of Lender in accordance with the

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Loan Documents; and without limiting any other provision or obligation of Buyer or Seller in this Agreement, and so long as Buyer and Seller perform their respective obligations under this Section 4.4.1 to satisfy the Loan Assumption Condition, neither Seller nor Buyer shall have any liability or obligation to each other with respect to the Encumbered Project if Lender does not approve the assumption.

4.4.2 If the Loan Assumption Condition has not been satisfied as to the Encumbered Project by the Initial Closing Date, Buyer and Seller will consummate the Initial Closing as to all Projects other than the Encumbered Project, and the Closing of the Encumbered Project will be extended to such later Closing Date as herein provided. In the event of an extension of the Closing Date under this Section 4.4.2 as to the Encumbered Project, Buyer and Seller shall continue to exercise commercially reasonable efforts to satisfy the Loan Assumption Condition. The Final Closing shall occur within five (5) business days after satisfaction of the Loan Assumption Condition; provided, however, if the Loan Assumption Condition has not been satisfied by the Outside Closing Date, either Buyer or Seller may partially terminate this Agreement as to the Encumbered Project by written notice to the other at any time after the Outside Closing Date and prior to the time that the Loan Assumption Condition has been satisfied. In the event of any such partial termination, the Purchase Price shall be reduced by an amount equal to the Allocated Purchase Price of the Encumbered Project, and any remaining Deposit shall be returned to Buyer. Notwithstanding the foregoing, if Buyer and Seller shall mutually agree in writing prior to the Initial Closing that the Loan Assumption Condition cannot or will not be satisfied, then this Agreement will terminate as to the Encumbered Project and remain in full force and effect as to the remaining Projects. In that event, the entire Deposit shall be applied to the Purchase Price at the Initial Closing, and the Purchase Price shall be reduced by an amount equal to the Allocated Purchase Price of the Encumbered Project. The failure of the Loan Assumption Condition after the Initial Closing shall not affect Buyer’s or Seller’s surviving obligations under this Agreement with respect to any other Project that has been conveyed to Buyer under this Agreement. Notwithstanding any provision of this Section 4.4 to the contrary, Seller may, at its option, but shall have no obligation to, satisfy the Loan Assumption Condition as to the Encumbered Project by repaying the Debt and conveying the Encumbered Project free and clear of the liens and security interests securing the Debt, all at Seller’s sole cost and expense.

ARTICLE 5

COVENANTS, WARRANTIES AND REPRESENTATIONS

5.1 Seller’s Warranties and Representations.    Subject to the provisions of Section 8.3, Seller hereby represents and warrants to the Buyer as follows:

5.1.1 Each Seller has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions of Seller necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on behalf of Seller, have been, or by the Closing Date will have been, taken.

5.1.2 Each Seller is an entity duly organized, validly existing and in good standing under the laws of the state of its formation and the state where the Project owned by such Seller is located.

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The execution, delivery and performance of this Agreement will not violate any term of Seller’s respective formation documents. Subject to the provisions of Section 4.4, no authorizations or approvals, whether of governmental bodies or otherwise that have not been obtained will be necessary to enable Seller to enter into or comply with the terms of this Agreement.

5.1.3 Except as specifically set forth in the “Disclosure Schedule” (herein so called) attached hereto as Schedule 6 or in the Diligence Materials, to Seller’s Knowledge, neither Seller nor any part of the Property is currently subject to any pending (or overtly threatened in writing) action, suit, claim, litigation, investigation or inquiry by any governmental authority or any Person (including any tenant) or to any remedial obligations under, nor has Seller received notice from any governmental authority, tenant or other Person alleging or asserting overtly in writing that (i) the Property violates (excluding any violations which have been cured), any applicable law, statute, ordinance, rule, regulation, license, permit, order or determination of any governmental authority or any board of fire underwriters (or similar body), or (ii) any restrictive covenant, declaration, or deed restriction or zoning ordinance or classification affecting the Property, including, without limitation, any building codes, flood disaster laws, and health and environmental laws and regulations (hereinafter sometimes collectively called “Applicable Laws”). Buyer acknowledges that the Disclosure Schedule does not disclose any alleged or asserted claim as to which Seller has received no further assertion or threat of the claim for twelve (12) months following Seller’s response to the claimant’s initial (or most recent) notice of claim (such claims which have been raised but for which Seller has received no further assertion or threat are herein called “Stale Claims”); and with Buyer’s acknowledgment and consent, for the purpose of Seller’s representation in this subparagraph, such claim shall be deemed not to have been made. The site on which each of the Space Center, Lakeland Business Park I and Enterchange at Walthall D Projects is situated has enough area to accommodate re-striping the existing parking area to include the number of additional parking spaces described on Schedule 6.

5.1.4 No Seller is a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list), or under any statute, executive order (including the September 24, 2002, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action and is not and will not knowingly engage in any dealing or transaction with such persons or entities.

5.1.5 This Agreement and the other documents to be executed by Seller hereunder, upon execution and delivery thereof by Seller, will have been duly authorized, executed and delivered by Seller. Subject to the provisions of Section 4.4, neither this Agreement nor the consummation of the transactions described herein violates or shall violate any contract, document, understanding, agreement, instrument, order or decree to which Seller is a party or by which it is bound.

5.1.6 The Rent Rolls dated as of April 1, 2012, delivered to Buyer are true, correct and complete in all material respects as of the date thereof. The copies of the Leases delivered to Buyer are true, correct and complete reproductions of the actual Leases and constitute all of the Leases in effect at each Project. To Seller’s Knowledge, each of the Leases is in full force and

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effect. To Seller’s Knowledge, each Lease evidences and is the complete agreement between the applicable Seller and the applicable tenant with respect to the applicable Project. Except as set forth in the Disclosure Schedule, (a) Seller has not given any written notice of default under any of the Leases that has not been cured, nor (b) to Seller’s Knowledge, has Seller received a written notice of default from a tenant under a Lease that has not been cured. Seller shall deliver to Buyer five (5) Business Days prior to the Closing an updated version of the Rent Rolls (in the same form as attached Exhibit G) certified to Buyer as true, correct and complete in all material respects as of the date thereof.

5.1.7 To Seller’s Knowledge, the copies of the Loan Documents delivered to Buyer are true, correct and complete reproductions of the Loan Documents. Except as set forth in the Disclosure Schedule, (a) Seller has not received any written notice of default under any of the Loan Documents that has not been cured, and (b) to Seller’s Knowledge, there is no existing default by borrower or any guarantor under any Loan Document. The Schedule of Debt states the outstanding principal balance of the Debt as of the date indicated thereon. The Debt does not encumber any real property other than the Encumbered Project.

5.1.8 Seller has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (c) suffered the appointment of receiver to take possession of all, or substantially all, of Seller’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (e) admitted in writing its inability to pay its debts as they come due or (f) made an offer of settlement, extension or compromise to its creditors generally.

5.1.9 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED TO BUYER AT CLOSING IN CONNECTION WITH THIS AGREEMENT, AND SUBJECT ONLY TO SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 5, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, RELATING TO THE PROPERTY OR ANY PORTION THEREOF, OR THE CONDITION OF OR MATERIALS RELATING TO THE PROPERTY OR ANY OTHER MATTER, ALL SUCH REPRESENTATIONS AND WARRANTIES BEING HEREBY EXPRESSLY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND SUBJECT ONLY TO SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 5, OR IN ANY DOCUMENT DELIVERED TO BUYER AT CLOSING IN CONNECTION WITH THIS AGREEMENT, BUYER IS PURCHASING THE PROPERTY “AS IS” AND “WITH ALL FAULTS.” EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO, AND BUYER IS NOT RELYING ON ANY REPRESENTATIONS WITH RESPECT TO: (a) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of any Hazardous Substances on the Property; (b) the presence of mold or other microbial agents in the Property; (c) geological or seismic conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, and limitations regarding the withdrawal of water there from, and faulting; (d) whether or not and the extent to which the Property or any portion thereof is affected by any

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stream (surface or underground), body of water, flood prone area, flood plain, floodway, or special flood hazard; (e) drainage and soil conditions of the Property; (f) the existence of or availability of any development rights; (g) zoning requirements (including any special use permits) to which the Property or any portion thereof may be subject or the status of compliance with such requirements; (h) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electricity; (i) usages of any adjoining property; (j) access to the Property or any portion thereof; (k) the value, compliance with specifications, size, location, age, use, merchantability, quality, description, or condition of the Property or any portion thereof, or suitability of the Property or any portion thereof for Buyer’s purposes, or fitness for any use or purpose whatsoever; (l) the compliance of the Property with applicable building codes, fire codes, land use or access laws or ordinances including, without limitation, the Americans with Disabilities Act (and the local equivalent thereof) or any similar laws, including Environmental Laws; (m) any other matter related to the Property or its current or future condition; (n) enforceability of any Lease or Contract; (o) the square footage or leaseable area of the Improvements and/or the Real Property; (p) the credit-worthiness of any tenant under any of the Leases; or (q) the accuracy or completeness of any Diligence Materials or other information regarding the Property furnished to Buyer or its representatives at the Project Ranger Website or otherwise or that any such information has not changed or will not change. The disclaimer expressed in this Section 5.1.9 shall survive Closing.

5.1.10 Other than lease commissions and tenant improvement allowances set forth in Schedule 9 or in a Rent Roll delivered to Buyer, there are no leasing commissions, brokerage fees or tenant improvement allowances that are (a) currently due (that will not be paid by Seller or credited to Buyer at or prior to Closing) or which will become due after Closing, and (b) payable to brokers engaged by Seller. Buyer shall assume and agree to pay, and indemnify, defend and hold Seller harmless from and against all liability for, all leasing commissions and tenant improvement allowances set forth in Schedule 9 or in a Rent Roll (but Buyer shall not contractually assume any Brokerage Agreements (hereinafter defined). The Schedule of Brokerage Agreements attached hereto as Schedule 5 is a true and complete list of all third party brokerage agreements (the “Brokerage Agreements”) providing for the leasing commissions set forth in Schedule 9 with respect to the signed leases (but not the pending leases). Seller has provided true and correct copies of the Brokerage Agreements to Buyer as part of the Diligence Materials. Seller is not a party to any agreement other than the Brokerage Agreements providing for a brokerage or leasing commission for which Buyer will have liability after Closing. Any amount, cost, expense or liability incurred by Buyer by reason of Seller’s failure to pay any leasing commission or tenant improvement allowance not set forth on Schedule 9 will not be counted in calculating the Deductible Amount. Any amount actually paid by Seller in respect of a leasing commission or tenant improvement allowance set forth on Schedule 9 will be credited to Seller at Closing to the extent paid by Seller prior to Closing and will be reimbursed by Buyer to Seller to the extent paid by Seller after Closing.

5.1.11 No persons who are currently employees of Seller will become employees of Buyer, and Buyer will have no liability or obligation with respect to any employee of Seller before or after Closing.

5.1.12 There is no pending, or to Seller’s Knowledge, threatened, condemnation proceeding affecting any Project.

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5.1.13 To Seller’s Knowledge, true and correct copies of any environmental report in Seller’s possession regarding any Project has been made available to Buyer through the Project Ranger Website. To Seller’s Knowledge, Seller has made no claim under the Claypoint EIA (as defined in Section 6.11.1).

5.1.14 Set forth on Schedule 10 attached hereto is a list of all capital improvement projects with respect to the Property currently in progress. The Schedule of Construction Contracts attached hereto as Schedule 7 is a true and complete list of all construction contracts (the “Construction Contracts”) with respect to the pending capital improvement projects described on Schedule 10. Seller has provided true and correct copies of the Construction Contracts to Buyer as part of the Diligence Materials.

5.1.15 The operating statements delivered or made available to Buyer by Seller as part of the Diligence Materials were prepared by Seller in the ordinary course of Seller’s business.

5.1.16 To Seller’s Knowledge, the Schedule of Aged Accounts Receivable dated as of April 4, 2012, attached hereto as Schedule 2 is accurate in all material respects as of the date of such schedule.

5.1.17 Other than as provided in the Leases, Seller has not granted to any Person any right or option to purchase all or any part of the Property.

5.1.18 Schedule 12 dated as of April 4, 2012, contains a true and correct list of the unapplied portion of the security deposits paid to Seller by tenants as of the date of the Schedule. Except as set forth on Schedule 13, all such security deposits are in the form of cash.

5.1.19 To Seller’s Knowledge, Seller provided to Buyer true and correct copies of all Warranties as an attachment to an email from Marc A. Kasner to Samuel M. Walker dated March 14, 2012.

5.2 Seller’s Covenants.    Seller hereby covenants and agrees that:

5.2.1 After the Effective Date, Seller will not enter into any maintenance, management, service or supply contract; provided that Seller may enter into contracts or agreements terminable by Buyer upon thirty (30) days’ written notice without penalty or premium following Closing without Buyer’s approval provided Seller provides advance notice to Buyer and provided, further, that the foregoing approval requirement shall not apply to contracts or agreements necessary or appropriate to deal with emergencies, acts of God or other unforeseeable events provided they are terminable upon thirty (30) days’ written notice without penalty or premium. Seller will terminate all Contracts effective as of the Closing Date, and Seller will pay any and all amounts due and payable under such Contracts.

5.2.2 After the Effective Date, Seller will not enter into, modify, amend or terminate any Lease without Buyer’s prior written approval, which approval may be withheld in Buyer’s sole and absolute discretion and shall be deemed denied if Buyer fails to approve or disapprove any proposed Lease in writing within three (3) business days following Buyer’s receipt of the Lease and all other documents or information, including the cost to the landlord of any leasing commissions and/or tenant improvements or other tenant concessions pertaining thereto; provided that, Buyer’s consent shall not be required for the renewal or extension of any existing

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Lease at fixed contractual terms provided in the existing Leases. Moreover, and notwithstanding anything to the contrary contained in this Agreement, subject to the provisions of Section 6.6.2, Seller reserves the right, but is not obligated, to institute summary proceedings against tenants or terminate the Leases as a result of a default by tenants in the payment of rents thereunder prior to the date of Closing after giving Buyer prior written notice of same. Seller makes no representations and assumes no responsibility with respect to the continued occupancy of the Property or any part thereof by any tenants. The removal of the defaulting tenants whether by summary proceedings or otherwise, or the application of any tenant’s security deposit in accordance with the terms of its Lease, prior to the date of Closing shall not give rise to any claim on the part of Buyer. Further, Buyer agrees that it shall not be grounds for Buyer’s refusal to close this transaction that a tenant may be a holdover tenant or in default under its Lease on the Closing Date, and Buyer shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price.

5.2.3 During the Contract Period, Seller shall maintain insurance on the Real Property at the same coverages and levels as are in effect as of the Effective Date.

5.2.4 During the Contract Period, Seller shall operate the Property in the ordinary course of business and substantially in accordance with Seller’s past practices, normal wear and tear and casualty excepted.

5.2.5 Seller shall not assign, transfer or encumber the Intangible Property or Personal Property prior to Closing. Seller shall not remove any Personal Property unless it is replaced with a comparable item of substantially equal quality and quantity as existed as of the time of such removal.

5.2.6 Seller shall maintain in existence all licenses, permits and approvals in existence now or in the future with respect to the ownership, operation or improvement of the Property and shall not apply or consent to any action or proceeding which will have the effect of terminating or changing such licenses, permits and approvals or the zoning of the Property in any manner which would have a material adverse effect.

5.2.7 Seller will endeavor to provide Buyer with copies of all written notices of violations of law or municipal ordinances, orders or requirements noted in or issued by governmental authority having jurisdiction, against or affecting the Property received by Seller prior to Closing.

5.2.8 During the Contract Period, Seller shall perform all obligations to be performed by Seller as Borrower under the Loan Documents. Seller will not prepay any principal amount of the Debt except to the extent obligated to do so by the terms of the Loan Documents. Seller will not extend or renew the Debt or otherwise modify any of the terms of the Debt or the Loan Documents.

5.2.9 Seller will deliver estoppel certificates, on forms prepared by Buyer, to any declarant, association, committee, agent or other person or entity having governing or approval rights under any CCR as reasonably requested by Buyer, but the failure to obtain any such estoppel will not constitute the failure of a condition to Buyer’s obligations hereunder or a default by Seller.

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5.2.10 Seller will deliver subordination, non-disturbance and attornment agreements prepared by Buyer or its lender to all tenants for whom Buyer’s lender requests such an agreement, but the failure to obtain any such agreement will not constitute the failure of a condition to Buyer’s obligations hereunder or a default by Seller.

5.3 Buyer’s Warranties and Representations.    Buyer hereby represents and warrants to Seller as follows, each of such representations and warranties to survive Closing:

5.3.1 Buyer and any entity to which Buyer may assign this Agreement pursuant to Section 10.3 have, and as of the Closing Date shall have, full power and lawful authority to enter into and carry out the terms and conditions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement. Buyer and any entity to which Buyer may assign this Agreement pursuant to Section 10.3 have taken all action necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on behalf of Buyer or such entity.

5.3.2 Any entity to which Buyer may assign this Agreement pursuant to Section 10.3 shall be duly organized, validly existing and in good standing under the laws of the state of its formation and the states in which the Property is located. Buyer has sufficient funds available or expects to have sufficient funds available to consummate the transaction contemplated in this Agreement. The execution and performance of this Agreement will not violate any law or regulation to which Buyer is subject. No authorizations or approvals, whether of governmental bodies or otherwise, will be necessary to enable Buyer to enter into or to comply with the terms of this Agreement.

5.3.3 Buyer has no knowledge of the breach of any representation or warranty by Seller or of any other information, condition or circumstance that would excuse Buyer from the timely performance by Buyer of its obligations hereunder. If before the Closing Date, Buyer discovers any such breach, information, condition or circumstance that would excuse Buyer from the timely performance by Buyer of its obligations hereunder, Buyer shall give Seller prompt written notice of such breach, information, condition or circumstance.

5.3.4 Buyer has had and anticipates continuing to have the opportunity to make all inspections and investigations of the Property that Buyer deems necessary or desirable to protect its interests in acquiring the Property including, without limitation, environmental audits and assessments, toxic reports, soils and geologic reports, engineering and structural tests, surveys, investigation of land use and development rights, development restrictions and conditions that are imposed by governmental entities, insurance contracts, governmental agreements and approvals, architectural plans and site plans, and Buyer is purchasing the Property based on Buyer’s independent investigation and inspection of the Property and Buyer’s independent evaluation of all materials, documents or other items that Buyer has the right and opportunity to evaluate, including applicable statutes, ordinances, governmental regulations and other laws which shall be completed before the expiration of the deadlines identified in this Agreement.

5.3.5 Buyer is not a person or entity with whom United States persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons list), or under any statute, executive order (including the September 24, 2002, Executive Order Blocking Property and Prohibiting Transactions With

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Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action and is not and will not knowingly engage in any dealing or transaction with such persons or entities.

5.4 Survival.    Seller’s warranties and representations contained in this Agreement and in any document (including any certificate) executed by Seller pursuant to this Agreement (other than Seller’s warranty of title contained in the Deed delivered at Closing), shall survive Buyer’s purchase of a Project for a period of twelve (12) months following the applicable Closing Date (the “Survival Period”). With respect to the breach of any such warranty or representation discovered by Buyer prior to Closing, Buyer shall give Seller prompt written notice of the breach (and in any event, prior to Closing) and shall allow Seller thirty (30) days (and an adjournment of Closing, if necessary, subject to the limitation on the length of any such adjournment provided in Section 4.3) within which to cure such breach. If Seller is unable to cure a breach prior to the Closing Date (or any adjournment thereof), then Buyer’s sole and exclusive remedies shall be as provided in Section 4.3 or Section 8.1. If Buyer first discovers the breach of any such representation or warranty subsequent to a Closing and Seller fails to cure such breach after written notice to Seller and within such cure period, Buyer shall have all remedies available to it at law or in equity, subject to the provisions of Section 8.5. Notwithstanding any other provision of this Agreement to the contrary, Buyer shall be deemed to have knowledge of, and to have discovered prior to Closing, any action, fact, circumstance, condition or other matter that would make any of Seller’s representations in this Agreement or in any document executed by Seller pursuant to this Agreement untrue or incorrect if such action, fact, circumstance, condition or other matter was disclosed to Buyer in the Disclosure Schedule or the Diligence Materials, or Buyer otherwise had knowledge thereof prior to Closing, including, without limitation, matters disclosed in any Tenant Estoppel Certificate or interviews with tenants, property managers or other Persons. At Closing, Seller will deliver a bringdown certificate in form mutually satisfactory to Buyer and Seller with respect to Seller’s representations made in this Agreement.

ARTICLE 6

CLOSING

6.1 Closing.    Subject to the terms of this Agreement, the parties shall consummate the purchase and sale contemplated by this Agreement and deliver the Purchase Price and all instruments of conveyance through escrow deliveries to the offices of the Title Company or its agent on the Closing Date pursuant to escrow instructions reasonably acceptable to Seller and Buyer. The parties also shall deposit with the Escrow Holder or with its agent the funds and documents described below pursuant to such escrow instructions. The parties shall begin to pre-close the transaction at least three (3) Business Days prior to the Closing Date.

6.2 Deposits by Buyer.    Buyer shall deliver to Escrow Agent:

6.2.1 the Purchase Price as provided in Section 2.2 and Section 2.3 above, plus sufficient cash to pay Buyer’s share of all closing costs, prorations and closing expenses as set forth in Section 6.5 and Section 6.6 below;

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6.2.2 a duly executed counterpart copy of an assumption of Seller’s interests in and obligations with respect to the Personal Property and the Intangible Property in the form attached to this Agreement as Exhibit A for each Project (the “General Assignment and Assumption”);

6.2.3 a duly executed counterpart copy of an assumption of Seller’s interests in the Leases in the form attached to this Agreement as Exhibit C for each Project (the “Assignment and Assumption of Leases”);

6.2.4 with respect to the Encumbered Project, duly executed counterparts of the Loan Assumption Documents;

6.2.5 a duly executed Closing Statement (as hereafter defined);

6.2.6 Notice to tenants in the form attached hereto as Exhibit I (“Tenant Notice Letters”); and

6.2.7 a certified copy of a resolution of Buyer authorizing the purchase of the Property hereunder, and such other documents as Seller or Title Company may reasonably request evidencing Buyer’s existence, power and authority to enter into and execute this Agreement and to consummate the transactions herein contemplated.

6.3 Deposits by Seller.    Seller shall deliver to Escrow Agent:

6.3.1 with respect to each Project, a duly executed and acknowledged Special Warranty Deed (the “Deed”) in the form attached as Exhibit F (or the substantially equivalent form that is usual and customary in the jurisdiction in which a Project is located) conveying fee simple title to the Project, subject to the Permitted Exceptions. The metes and bounds legal description of the Land shall be described in accordance with the surveys, if any, obtained by Buyer, but to the extent different than the metes and bounds legal description contained in the deed(s) pursuant to which Seller obtained title thereto, Seller shall give a special warranty as to the prior deed description and shall quitclaim all of its right, title and interest pursuant to the new survey description;

6.3.2 a duly executed counterpart copy of the Assignment and Assumption of Leases for each Project;

6.3.3 a duly executed counterpart copy of the General Assignment and Assumption for each Project;

6.3.4 with respect to the Encumbered Project, duly executed counterparts of the Loan Assumption Documents;

6.3.5 a certificate from each Seller certifying the information required by Section 1445 of the Internal Revenue Code and the regulations issued thereunder to establish, for the purposes of avoiding Buyer’s tax withholding obligations, that Seller is not a “foreign person” as defined in Internal Revenue Code 1445(f) and in said regulations (the “FIRPTA Certificate”);

6.3.6 a duly executed Closing Statement;

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6.3.7 an owner’s affidavit for each Project substantially in the form attached hereto as Exhibit D (the “Seller’s Affidavit”);

6.3.8 a certified copy of a resolution of Seller authorizing sale of the Property hereunder, and such other documents as Buyer or the Title Company may reasonably request evidencing Seller’s existence, power and authority to enter into and execute this Agreement and to consummate the transactions herein contemplated.

6.3.9 such disclosures, reports and tax forms as are required by applicable state and local law in connection with the conveyance of real property (including, with respect to the Property located in the State of Georgia, affidavits or certificates reasonably acceptable to Buyer for purposes of complying with O.C.G.A. Section 48-7-128, et. seq.);

6.3.10 At Seller’s expense, reliance letters from the third providers of the environmental site assessments and property condition reports obtained by Seller and provided to Buyer as part of the Diligence Materials authorizing reliance by Buyer on such assessments and reports; and

6.3.11 Executed counterparts of the Tenant Notice Letters.

6.4 Title Company’s Duties and Closing.    The Title Company shall close the transaction contemplated by this Agreement on the Closing Date by:

6.4.1 Recording all documents as may be necessary to convey title in accordance with the requirements of this Agreement;

6.4.2 Paying all closing costs and making all prorations in accordance with Sections 6.5 and 6.6 of this Agreement and a separate closing statement of adjustments and prorations with respect to the Real Property prepared by Seller and approved by Buyer prior to the Closing Date on a per Property and portfolio basis (the “Closing Statement”). At least five (5) Business Days prior to Closing, Seller shall prepare for Buyer’s approval a preliminary Closing Statement.

6.4.3 Delivering to Buyer: an ALTA 2006 or in Texas, TLTA form of owner’s policy of title insurance (the “Title Policy”) (or a mark-up evidencing the terms of the policy to be issued); the Closing Statement; a conformed copy of the Deed, showing the recording information of each; an original of each of the Deed, General Assignment and Assumption, the Assignment and Assumption of Leases and the FIRPTA Certificate; and copies of all other documents deposited with the Title Company. The Title Policy shall be a standard form owner’s policy of title insurance in use in the state where the Project is located providing basic coverage issued by the Title Company insuring that Buyer owns fee simple title to the Real Property, subject to no exceptions other than (i) the Permitted Exceptions and (ii) the standard printed exceptions applicable to the form of the Title Policy (other than those that can be removed by delivery of Seller’s Affidavit). Buyer, at Buyer’s sole cost and expense, shall have the option to obtain any additional endorsements or supplemental coverage that Buyer desires; provided, however, Buyer’s ability to obtain such endorsements shall not be a condition to Buyer’s obligations under this Agreement. Seller shall have no obligation to provide any indemnity or agreement to the Title Company or Buyer to support issuance of the Title Policy or any endorsement other than Seller’s Affidavit. At Seller’s option, a Title Policy may cover multiple Projects located in a

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single state. If Purchaser’s lender requires, Purchaser shall have the right to select one or more additional co-insurers to issue the Title Policies with the Title Company for up to 20% of the total premiums, provided First American shall remain as the lead title company and escrow agent.

6.4.4 Delivering to Seller: the Purchase Price, plus or minus closing adjustments and prorations; the Closing Statement; an original of each of the Deed, the General Assignment and Assumption, the Assignment and Assumption of Leases and the FIRPTA certificate; and copies of all other documents delivered to the Title Company.

6.5 Closing Costs.    Seller shall pay (a) all title insurance search and examination fees with respect to the Title Reports, (b) the premium for standard coverage under the Title Policy, (c) one-half of fees and expenses charged by the Title Company and (d) any transfer taxes (and surtax), similar conveyance taxes, and documentary stamp taxes, surtaxes or recording taxes, regardless of which party such costs are statutorily or customarily imposed upon payable in connection with the transactions contemplated in this Agreement and (e) Loan Assumption Costs, but consisting only of the Lender’s assumption fee to the extent in excess of Buyer’s Assumption Fee Cap. Buyer shall pay (a) any documentary stamp tax payable in connection with any financing obtained by Buyer (including the Loan Assumption), (b) the premium for extended coverage under the Title Policy and the cost of any title endorsements and affirmative insurance required by Buyer or its lender, (c) the cost of any Updated Title Reports or Surveys, (d) all recording charges payable in connection with the recording of the Deed and any other documents recorded in connection with the Closing, including all costs, fees and taxes in connection with any financing obtained by Buyer (except to the extent that “recording charges” in the Commonwealth of Virginia may actually be transfer taxes which are the responsibility of Seller), (e) any sales or use taxes relating to the transfer of any Personal Property to Buyer, (f) all Loan Assumption Costs, but subject to Buyer’s Assumption Fee Cap, (g) all fees and costs related to Buyer’s financing, (h) all fees, costs or expenses in connection with Buyer’s due diligence reviews under this Agreement, other than the reports and other materials provided and paid for by Seller as part of the Diligence Materials and (i) one-half of fees and expenses charged by the Title Company. Any other closing costs shall be allocated in accordance with local custom. Except as expressly provided in the indemnities set forth in this Agreement, Seller and Buyer shall pay their respective legal, consulting and other professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby and their respective shares of prorations as hereinafter provided. The provisions of this Section 6.5 shall survive the Closing or termination of this Agreement. Unless the parties agree otherwise, the Allocated Purchase Prices shall be used to calculate transfer taxes that are required to be paid by Seller hereunder and for purposes of disclosing the consideration paid by Buyer to the extent that such disclosure is required by applicable state law.

6.6 Prorations.

6.6.1 Real estate taxes for the then current year relating to the Property shall be prorated as of the Closing Date. If the Closing shall occur before the actual taxes for the then current year are known, the apportionment of taxes shall be upon the basis of taxes for the Property for the immediately preceding year, provided that, if the taxes for the current year are thereafter determined to be more or less than the taxes for the preceding year (after any appeal of the

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assessed valuation thereof is concluded), Seller and Buyer promptly shall adjust the proration of such taxes, and Seller or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment. If Buyer’s change in use of the Property after Closing results in the assessment of additional taxes for periods prior to Closing by reason of an exemption available to Seller based on the use of the Property prior to Closing, the additional taxes shall be the obligation of Buyer. Notwithstanding the foregoing, if any real estate taxes are paid annually or semi-annually by a tenant pursuant to its Lease and such tax payment is not due and has not been collected by Seller, then such real estate taxes shall not be prorated between Buyer and Seller (but shall be adjusted post-Closing as part of the reconciliation as provided below). All special taxes or assessments due and payable and relating to the period prior to the Closing Date shall be Seller’s responsibility, and those due and payable and relating to the period after the Closing Date shall be paid by Buyer. If prior to the Effective Date, the Property or any part of the Property shall be affected by an assessment or assessments which are payable in installments or a lump sum, Seller shall be responsible, at or prior to Closing, for payment of any installments or lump sums which are due and payable prior to Closing with respect thereto, and Buyer shall be responsible for payment of any installments or lump sums which are due and payable after Closing with respect thereto. If the Property or any part of the Property shall be affected by an assessment or assessments made on or after the Effective Date, Buyer shall be responsible for payment of all installments or lump sums of any such assessments

6.6.2 All expenses and income for the Property or portions thereof, including rents payable under the Leases (excluding Delinquent Rents, defined below, and security deposits) shall be prorated as of 12:01 a.m., central standard time on the Closing Date. No proration shall be made for rents, including without limitation, base rent, percentage and rent reimbursables, due and payable but not received by Seller as of the Closing Date (hereinafter called the “Delinquent Rents”). After the Effective Date and prior to Closing, Seller may not initiate legal proceedings against a Major Tenant without Buyer’s prior written approval, such approval not to be unreasonably withheld. Buyer shall have no liability to Seller for the Delinquent Rents except to the extent actually collected by Buyer, and Buyer agrees to use commercially reasonable efforts to collect such Delinquent Rents (but shall in no event have any obligation to institute legal action in connection with such efforts). If any Delinquent Rents remain uncollected 150 or more days following the Closing Date, then commencing on or after the 151st day following the Closing Date, if same remains delinquent, Seller shall have the right to pursue collection of any outstanding Delinquent Rents; provided, however, that Seller shall not have the right to institute eviction proceedings or otherwise disturb the possessory rights of any tenants. Buyer will cooperate with Seller in connection with any such collection, including an assignment of any required right or interest from Buyer to Seller authorizing Seller to pursue such claims directly against any such tenants. Amounts collected by Buyer from tenants owing Delinquent Rents shall be applied (net of third party collection costs, including collection fees charged by third party property managers that are separate and apart from their standard management fees) first to current amounts owed by such tenant and accruing on or after the Closing Date, then to any Delinquent Rents owing for the month during which the Closing occurred (such amount to be prorated between Buyer and Seller as provided herein), and the remainder, if any, to Delinquent Rents owing prior to the month during which the Closing occurred. Any such amounts applicable to Delinquent Rents received by Buyer shall be promptly forwarded to Seller.

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6.6.3 As soon as reasonably practicable after Closing, but not later than January 1, 2013, Seller shall deliver to Buyer reconciliation calculations and invoices or other supporting documentation for taxes, insurance premiums and common area maintenance expenses owed by the tenants under the Leases (“Reconciliation Items”) and attributable to the portion of the calendar year prior to the Closing Date. Not later than April 30, 2013, Buyer shall send invoices to tenants on behalf of Seller showing amounts owed to Seller based on Seller’s reconciliation calculations. Buyer shall forward to Seller, no later than fifteen (15) days following receipt thereof, any amounts paid by tenants to Seller under the Tenant Leases for such Reconciliation Items. Amounts paid by a tenant in respect of Reconciliation Items that also owes Delinquent Rents shall first be applied in the manner provided in Section 6.6.2, if the tenant has made no specific designation as to the allocation of its payment between Delinquent Rents and Reconciliation Items; provided, if the tenant has made a specific designation that its payment shall be applied to Reconciliation Items, Buyer will apply the payment as provided in this Section 6.6.3. If Buyer fails to bill the tenants for sums owed to Seller pursuant hereto or remit such sums to Seller upon Buyer’s receipt of such sums from the tenants, in addition to Seller’s right to pursue Buyer for its breach of Buyer’s obligations hereunder, Seller shall have the right to pursue any such tenants provided, however, that Seller shall not have the right to institute eviction proceedings or otherwise disturb the possessory rights of any tenants. Buyer will cooperate with Seller in connection with any such legal action against a tenant, including an assignment of any required right or interest from Buyer to Seller authorizing Seller to pursue such claims directly against any such tenants. If based on such reconciliation calculations the landlord owes a refund, credit or other sums to any tenants in the aggregate under the Leases for an overpayment of such tenant’s share of Reconciliation Items, Seller shall pay to Buyer, no later than fifteen (15) days following receipt thereof, an amount equal to such refunds, credits or other sums, in the aggregate, owed to such tenants to the extent same are attributable to the portion of the year of Closing during which Seller owned the Property. The provisions of this Section 6.6.3 shall survive the Closing.

6.6.4 Buyer and Seller shall cooperate to produce on or before the Closing Date a schedule of prorations which is as complete and accurate as reasonably possible. All prorations which can be reasonably estimated as of the Closing Date shall be made on the Closing Date. Except with respect to rent and other income and deposits which are governed by Section 6.6.2, taxes and assessments which are governed by Section 6.6.1, and Reconciliation Items which are governed by Section 6.6.3, all other prorations and any adjustments to initial estimated prorations shall be made by Buyer and Seller within seventy-five (75) days following the Closing Date or such later time as may be required, but not later than September 30, 2012, in the exercise of due diligence, to obtain the necessary information for proration. Any net credit due one party from the other as a result of such post-closing prorations and adjustments shall be paid to the other in cash promptly upon the parties’ written agreement to a final schedule of post-closing adjustments and prorations.

6.6.5 Buyer will receive at Closing a credit against the Purchase Price equal to all unapplied security deposits actually held by Seller under the Leases (including interest earned thereon) together with the amount of any prepaid rent or lease termination payments allocable to any period after Closing actually received by Seller under any Lease reflected on the most current Rent Roll delivered to Buyer prior to the Effective Date (as same may be updated).

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6.6.6 For any new lease entered into after March 1, 2012 or expansions of or extensions or amendments to any existing Leases in accordance with this Agreement after March 1, 2012 or any Lease which is extended pursuant to any exercise by the tenant of an option in such Lease after March 1, 2012, in each case that has been entered into pursuant to the terms of this Agreement (each of the foregoing being referred to as a “New Lease”), at Closing, Buyer shall reimburse Seller, in cash, for (a) all tenant improvement costs and expenses incurred by Seller for repairs, improvements, equipment, painting, decorating, partitioning, carpeting, and other work performed in the tenant’s space to satisfy a tenant’s requirements with respect to or in connection with any New Lease including, without limitation, any reimbursements paid to the tenant in connection with any such work performed by the tenant (collectively, the “TI Expenditures”) to the extent that such TI Expenditures have been paid by Seller as of Closing Date, and (b) all leasing costs and expenses, including, without limitation, leasing or brokerage commissions payable to any person or entity, incurred by Seller in connection with a New Lease (collectively, the “Leasing Expenditures”), to the extent such Leasing Expenditures have been paid by Seller as of the Closing Date. With respect to Leasing Expenditures and TI Expenditures, Buyer shall assume liability for the same at Closing and shall indemnify the Released Parties (as hereinafter defined in Section 8.4) from and against any claims made in connection with Leasing Expenditures and TI Expenditures, whether first arising after the Closing Date or incurred by Seller prior to Closing and paid by Seller after the Closing Date.

6.6.7 Schedule 10 attached hereto identifies certain Projects as to which Seller has certain capital improvements currently in progress. With respect to the roofing projects at the Claypoint Project (WRI Project #418) and the Lakeland Interstate Business Park I (WRI Project #581), Seller will complete the work at its sole cost and expense. If any such work is not done at Closing, at its election, Buyer may assume and take over the completion of such work. In that event, Seller will pay for all work performed through the date of such assumption and give Buyer a credit for the remaining work to complete the Project (the amount paid by Seller and the credit granted to Buyer not to exceed in the aggregate, however, the contract sum set forth in Schedule 7), and Seller will thereafter be released from any and all liability and obligation to complete the work. No cost incurred by Buyer resulting from the failure of Seller to perform any obligation undertaken by it under this Section 6.6.7 shall be included in calculating the Deductible Amount. Any cost or expense incurred by Seller after the Effective Date in connection with a new capital improvement project approved in writing by Buyer after the Effective Date will be reimbursed by Buyer to Seller at Closing.

6.6.8 If tax reduction proceedings or proceedings for the reduction of the assessed valuation of the Property have been commenced and are pending with respect to any of the Property for calendar years prior to 2012, the following shall apply: Seller shall have the right to continue any such proceedings, and in Seller’s sole discretion, to prosecute and settle any such proceedings. Any refunds or savings in the payment of taxes resulting from such tax reduction or valuation proceedings applicable to the period prior to December 31, 2011, shall, to the extent not refundable to tenants pursuant to the Leases, belong to and be the property of Seller. Seller shall refund to tenants all amounts due and payable to tenants as a result of Seller having received any such refunds or savings, all in accordance with the terms of the Leases. All attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be Seller’s sole cost and expense. If tax reduction proceedings or proceedings for the reduction of the assessed valuation of the Property have been commenced and are pending with respect to any

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part of the Property for calendar year 2012, the following shall apply: Such proceedings, at Buyer’s election, shall be assigned by Seller to Buyer at Closing. Buyer’s election shall be made by written notice to Seller not less than ten (10) days prior to Closing. Buyer may also elect, in the same notice, to take an assignment of Seller’s contract with its tax consultant regarding tax proceedings for calendar year 2012. If Buyer elects to take an assignment of such contract, Buyer shall refund to Seller at Closing all attorneys’ fees and other expenses incurred by Seller prior to Closing in connection with such proceedings. All attorneys’ fees and other expenses incurred by Buyer after Closing in obtaining any tax refunds and savings shall be Buyer’s sole cost and expense. Any refunds or savings in the payment of taxes resulting from tax reduction or valuation proceedings pending at the time of Closing and applicable to the period from and after January 1, 2012, shall, to the extent not refundable to tenants pursuant to the Leases, and net of aggregate expenses incurred by Buyer in obtaining such refunds and savings (including amounts reimbursed to Seller under this Section 6.6.8), be prorated between Seller and Buyer as of the Closing Date. Buyer shall refund to tenants all amounts due and payable to tenants as a result of Buyer having received any such refunds or savings, all in accordance with the terms of the Leases. Seller will terminate any pending proceeding with respect to calendar year 2012 and its contract with its tax consultant to the extent Buyer does not elect to have either assigned to Buyer. Seller has provided Buyer with a list of existing tax proceedings.

6.6.9 The provisions of this Section 6.6 shall survive the Closing.

6.7 Insurance.    Seller’s existing liability and property insurance pertaining to the Property shall be cancelled as of the Closing Date, and Seller shall receive any premium refund due thereon.

6.8 Delivery of Original Documents.    Seller agrees to deliver to Buyer on the Closing Date, to the extent in its possession, all original Leases, plans and specifications, if any, plot plans, if any, surveys, if any, soils reports, if any, keys to the Property to the extent in Seller’s possession, Permits, books and records, tenant files and correspondence and other original documents pertaining to or items constituting the Property (excluding any proprietary or confidential materials).

6.9 Filing of Reports.    The Title Company shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated in this Agreement.

6.10 Letters to Utility Companies and Tenants.    Seller and Buyer shall execute and send letters to all utility companies advising of the change of ownership of the Property and an assignment to Buyer of all utility capacity (if any) allocated to the Property. At Closing, Buyer shall deliver the Tenant Notice Letters to tenants and provide evidence of such delivery to Seller.

6.11 Agreements as to Specific Projects and Matters.    The obligations of Seller in this Section 6.11 shall survive the Closing.

6.11.1 Seller will exercise reasonable efforts to obtain the unconditional written consent of Sanvik, Inc. to an assignment by Seller to Buyer of that certain Environmental Indemnity Agreement dated June 23, 1999, from Sandvik Rock Tools, Inc. and Sandvik, Inc. in favor of

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Weingarten/Lufkin, Inc. relating to the Claypoint Distribution Park (WRI Project #418) (the “Claypoint EIA”). If Seller is unable to obtain such consent prior to Closing, at Closing, WRI will provide to Buyer a written indemnity in favor of Buyer upon the same terms and conditions as the Claypoint EIA. If, after Closing, Seller delivers to Buyer the unconditional written consent of Sandvik, Inc. to Seller’s assignment of the Claypoint EIA to Buyer, Buyer will execute and deliver to WRI a written release of the indemnification delivered by WRI at Closing. Any liability incurred by Seller under this Section 6.11.1 shall not be included in the calculation of the aggregate maximum liability of Seller described in Section 8.5.

6.11.2 At Closing, Seller will transfer to Buyer the letters of credit identified on Schedule 13 being held by Seller as security deposits under certain of the Leases. If any of such letters of credit are not transferable, Seller will exercise reasonable efforts to cause the tenant to re-issue the letter of credit in Buyer’s name. Seller shall bear the cost and expense of any such transfer or re-issuance, except to the extent that tenant is responsible for such cost and expense under its Lease. As to any letter of credit that has not been transferred by the Closing Date, after Closing and until such transfer is consummated, upon written request and certification to Seller that all of the conditions to a proper draw under the letter of credit exist and/or have been satisfied, Seller will promptly draw upon the letter of credit in accordance with such request. Buyer will indemnify, defend and hold Seller harmless from and against any and all claims, liabilities, damages, losses, costs and expenses that arise out of or result from such draw. Seller will have no obligation to transfer, have re-issued or draw upon any letter of credit that has expired or that was issued as a security deposit under a Lease that has expired.

6.11.3 Unless otherwise resolved to the mutual satisfaction of Buyer and Seller prior to Closing, Closing of the Manana/35 Business Center (WRI Project #435) will be deferred pending resolution to the mutual satisfaction of Buyer and Seller of the discrepancy over the legal description. Seller will exercise commercially reasonable efforts after Closing to resolve the legal description of the Manana Project in a manner reasonably satisfactory to Buyer and Seller without any exception for any interest that the Texas Department of Transportation may have or claim in the property. At such deferred Closing, Buyer will pay the Allocated Purchase Price of the Manana Project, and Buyer and Seller will execute and deliver all such documents and do and perform all such other acts are necessary to consummate the Closing of the Manana Project in accordance with this Agreement. Deferral of Closing of the Manana Project will not be a default by Seller hereunder, nor will it count as a partial termination of this Agreement for the purposes of Section 8.9. Buyer will remain obligated to purchase the Manana Project and will accept title to the Property upon resolution of the legal description discrepancy. If the matter is not resolved by December 31, 2012, then either Buyer or Seller can terminate the Agreement as to the Manana Project, and neither Buyer or Seller will have any further rights or obligations to each other under the Agreement or otherwise with respect to such Project; provided, in its sole and absolute discretion, Buyer may, at any time, waive any objection it may have to the legal description and elect to purchase the Manana Project, without reduction in the Allocated Purchase Price, and the exception to title for any interest that the Texas Department of Transportation may have or claim will be a Permitted Exception.

6.11.4 (a) With respect to the West Loop Business Park (Freezer Building) (WRI Project #460) (the “West Loop Project”), Seller shall exercise commercially reasonable efforts (without cost or expense to Seller) to cause to be delivered to Buyer prior to Closing (i) an amendment

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executed by AN/WRI Partnership, Ltd. (the “Partnership”) and the applicable Seller, which is binding upon successor and assigns and is in form reasonably acceptable to Buyer, of that certain Operation and Easement Agreement dated effective December 8, 1999 between WRI and the Partnership filed for record under Clerk’s File No. U116621 in the Official Public Records of Real Property of Harris County, Texas (the “OEA”) which deletes Article III of the OEA and (ii) the consent of the current lender holding a lien encumbering the Partnership’s property to execution and delivery of the consent of, and subordination to, the OEA Amendment (collectively, the “OEA Amendment”). Failure to obtain the OEA Amendment prior to Closing shall not be a condition to Buyer’s obligation to purchase the West Loop Project at Closing. If the OEA Amendment is not obtained prior to Closing, Seller will continue to exercise commercially reasonable efforts (without cost or expense to Seller) after Closing to obtain the same, but its failure to obtain the OEA Amendment shall not give rise to any liability or obligation of Seller under this Agreement.

(b) Further with respect to the West Loop Project, Seller will exercise commercially reasonable efforts to obtain prior to Closing irrevocable consent, in form reasonably acceptable to Buyer, from Center Point Energy (the “Center Point Consent”) to encroach over a utility easement area adjacent to the Access to Loop 610 Feeder Road for the purpose of constructing, operating and maintaining a bridge over such utility easement area for vehicular and pedestrian access to and from the Access to Loop 610 Feeder Road and the unimproved portion of the Land depicted on Schedule 6.11.4(b) of this Agreement currently being used as a parking area (the “Licensed Tract”) by Prefco Distribution LLC (“Prefco”), a tenant in the Project, pursuant to a License Agreement dated January 10, 2012, between WRI, as licensor and Prefco, as licensee (the “License Agreement”). There are no agreements or understandings between WRI and Prefco with respect to the Licensed Tract or additional parking for Prefco other than the License Agreement. If the Center Point Consent is obtained prior to Closing, Seller will convey the Licensed Tract to Buyer for $100, subject to the License Agreement, by metes and bound description, but Seller will make no assurance that Buyer will be able to obtain a Title Policy covering the Licensed Tract. If Seller has not been able to obtain the Center Point Consent prior to Closing, at Buyer’s election, either (i) Seller shall terminate the License Agreement by providing the requisite written notice set forth therein or (ii) at Closing, Seller will grant a permanent irrevocable access easement, in form reasonably acceptable to Buyer, over another tract owned by Seller in favor of the Licensed Tract which will provide direct vehicular and pedestrian access to and from 610 West Loop Feeder Road and the Licensed Tract (the “Alternate Easement”) and Seller will convey the Licensed Tract to Buyer for $100, subject to the License Agreement, by metes and bound description, but Seller will make no assurance that Buyer will be able to obtain a Title Policy covering the Licensed Tract. The failure of Seller to obtain the Center Point Consent or the Alternate Easement (except to the extent Buyer elects the Alternate Easement as set forth above) shall not constitute a default of Seller under this Agreement nor shall obtaining the Center Point Consent or the Alternate Easement (except to the extent Buyer elects the Alternate Easement as set forth above) constitute a condition of Buyer’s obligation to close with respect to the West Loop Project. After Closing occurs with respect to the West Loop Project, Seller shall cooperate, at no cost or expense to Seller (and, in Seller’s reasonable business judgment, without creating a material adverse impact on adjacent or nearby property owned by Seller or any Affiliate of Seller), with Buyer in connection with Buyer’s attempt to obtain any approvals, variances, consents or permits with respect to the Licensed Tract and access thereto from all governmental authorities having jurisdiction over the West Loop Project and Licensed Tract, including without limitation joining in applications to be submitted to such governmental authorities.

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6.11.5 At Closing, Seller will give Buyer a credit in the amount of $937.50 in respect of the estimated cost to re-stripe the parking areas of the Space Center, Lakeland Business Park I and the Enterchange at Walthall D Projects.

6.12 Post-Closing Indemnity.    Effective from and after Closing, Seller will indemnify and hold Buyer harmless from and against all direct, actual damages, costs, liabilities, obligations and losses incurred by Buyer resulting or arising from (i) any pending claim or litigation identified as “Pending Litigation” on the Disclosure Schedule and (ii) any amount reimbursed or credited to a tenant in accordance with the terms of its Lease resulting from a rent overcharge or audit request for any period prior to January 1, 2012. Buyer will give Seller prompt written notice of any claim asserted under (ii) above, and Seller will have the right to handle any resulting audit in accordance with the terms of the Lease for any period for which Seller has responsibility under the foregoing indemnity. Any liability incurred by Seller under this Section 6.12 shall not be included in the calculation of the aggregate maximum liability of Seller described in Section 8.5.

ARTICLE 7

DAMAGE OR DESTRUCTION; CONDEMNATION

7.1 Contract Period Damage.    If, during the Contract Period, there occurs any damage to or destruction of the Improvements by reason of fire or other casualty (“Contract Period Damage”), the rights of Buyer and Seller shall be as provided in this Section 7.1. Immediately upon the occurrence of any Contract Period Damage, Seller shall notify Buyer in writing of the nature and extent of such Contract Period Damage. For the purposes of this Section 7.1, “Portfolio Level Material Damage” shall mean aggregate Contract Period Damage to any one or more Projects of such nature and extent that the cost of repairing and restoring such Project(s) to substantially its condition directly prior to the casualty event (as determined by an architect or contractor selected by Seller and reasonably acceptable to Buyer) exceeds an amount equal to three percent (3%) of the Purchase Price. If any Contract Period Damage is Portfolio Level Material Damage, Buyer may, at its option, by delivering written notice to Seller within fifteen (15) days after (1) delivery of the notice of Contract Period Damage or (2) determination that Portfolio Level Material Damage has occurred, whichever is later (the “Casualty Election Period”), either: (w) terminate this Agreement in its entirety, in which event the Deposit shall be returned by Buyer, and neither Buyer nor Seller shall have any further obligations hereunder other than obligations that expressly survive termination of this Agreement or (x) elect to have the affected Project(s) remain part of the Property to be conveyed pursuant to this Agreement, subject to the provisions of Section 7.2. Buyer’s failure to timely deliver a written notice of termination under subpart (w) above shall constitute its election to proceed under subpart (x) above. For the purposes of this Section 7.1, “Project Level Material Damage” shall mean Contract Period Damage to a single Project of such nature and extent that (i) the cost of repairing and restoring such Project to substantially its condition immediately prior to the casualty event (as determined by an architect or contractor selected by Seller and reasonably acceptable to Buyer) exceeds an amount equal to ten percent (10%) of the Allocated Purchase Price of the affected Project or (ii) which would allow any Major Tenant at such Project to terminate its

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Lease. If a Project sustains Contract Period Damage that is not Portfolio Level Material Damage but is Project Level Material Damage, Buyer may, at its option, by delivering written notice to Seller prior to expiration of the Casualty Election Period, either: (y) subject to the provisions of Section 8.9, partially terminate this Agreement as to the affected Project (in which event the Purchase Price shall be reduced by an amount equal to the Allocated Purchase Price of the affected Project) but not in its entirety or (z) elect to have the affected Project remain part of the Property to be conveyed pursuant to this Agreement, subject to the provisions of Section 7.2. Buyer’s failure to timely deliver a written notice of termination under subpart (y) above shall constitute its election to proceed under subpart (z) above. In the event of any partial termination of this Agreement as to any affected Project under this Section 7.1, the Agreement shall remain in full force and effect as to all other Projects.

7.2 Buyer’s Election to Proceed.    If notwithstanding Material Damage (either Portfolio Level Material Damage or Project Level Material Damage) to one or more Projects Buyer elects to proceed with the Closing, there shall be a credit to Buyer against the Purchase Price in an amount equal to (i) the amount of any insurance proceeds collected by Seller as a result of such damage or destruction, plus (ii) the amount of any insurance deductible less (x) any sums expended by Seller toward the collection of any such proceeds and the repair and restoration of the damaged Project (the nature of such repair and restoration, but not the right of Seller to effect same, being subject to Buyer’s approval, such approval not to be unreasonably withheld, conditioned or delayed). If no insurance proceeds have been collected by Seller as of Closing, then such proceeds or claims in respect thereof shall be assigned to Buyer at Closing.

7.3 Business Interruption and Rental Loss Insurance.    Notwithstanding anything in this Agreement to the contrary, the insurance proceeds to be credited or delivered to Buyer pursuant to this Agreement shall exclude business interruption or rental loss insurance proceeds, if any, allocable to the Contract Period, which proceeds shall be retained by Seller.

7.4 Damage That is Not Material Damage.    If any one or more of the Projects sustains Contract Period Damage that is not Material Damage (either Portfolio Level Material Damage or Project Level Material Damage), the Agreement shall remain in full force and effect. In that event, the adjustment to the Purchase Price and assignment of insurance proceeds, if applicable, shall be as provided in Section 7.2.

7.5 Condemnation.    If, prior to Closing, any governmental authority or other entity having the power of eminent domain shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to a Material Portion (hereinafter defined) of any one of the Projects, and the same is not dismissed on or before thirty (30) days prior to Closing, Buyer shall be entitled, as its sole remedy, upon written notice to Seller (a) within fifteen (15) days following notice by Seller to Buyer of such condemnation, or (b) on the Closing Date, whichever occurs first, to either: (x) subject to the provisions of Section 8.9, partially terminate this Agreement as to the affected Project (in which event the Purchase Price shall be reduced by the Allocated Purchase Price of the affected Project), but not in its entirety or (y) elect to have the affected Project remain part of the Property to be conveyed pursuant to this Agreement. In the event of any partial termination of this Agreement as to any affected Project under this Section 7.5, the Agreement shall remain in full force and effect as to all other Projects. Buyer’s failure to timely

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deliver a written notice of termination under subpart (x) above shall constitute its election to proceed under subpart (y) above. The Closing Date shall be extended as necessary (but not to exceed thirty (30) days) for Buyer to have the time provided under the previous sentence to make said election. If Buyer is precluded by operation of Section 8.9 from exercising its right of partial termination under this Section 7.5 as to one or more Projects as to which it would otherwise have such right of partial termination, then Buyer’s sole and exclusive remedy shall be to elect, by written notice to Seller prior to Closing, to either (w) elect to have the affected Project(s) remain part of the Property to be conveyed pursuant to this Agreement or (z) subject to Seller’s right to override such termination as provided in Section 8.1, terminate this Agreement in its entirety, in which event, the Deposit shall be returned to Buyer, and neither Buyer nor Seller shall have any further obligations hereunder other than obligations that expressly survive termination of this Agreement. For purposes of this Section 7.5, a “Material Portion” shall mean that portion of any Project which, if taken or condemned, would (i) eliminate or materially adversely impact access to any portion of such Project to which access is available as of the Effective Date, (ii) cause any material non-compliance with any Applicable Laws, or (iii) materially adversely impair the use of such Project for the purpose for which it is presently being operated or (iv) which would allow any Major Tenant at such Project to terminate its Lease. If Buyer does not have or waives (or is deemed to have waived) the right to terminate this Agreement (either partially or in its entirety in accordance with Section 8.9) as a result of such a condemnation, then, despite such condemnation, Seller and Buyer shall close this Agreement in accordance with the terms hereof with no reduction in the Purchase Price, and Seller shall assign to Buyer at the Closing all of Seller’s right, title and interest in and to all proceeds resulting or to result from said condemnation.

ARTICLE 8

REMEDIES

8.1 Remedies.    If Buyer shall fail to close title on the Property in accordance with the terms of this Agreement for any reason other than Seller’s default or a termination of this Agreement as to all or any part of the Property by Buyer or Seller pursuant to a right to do so expressly provided in this Agreement, then Buyer shall be in default hereunder, and Seller’s sole and exclusive remedy by reason of such default shall be to terminate this Agreement by written notice to Buyer and to retain the Deposit as liquidated damages as described in Section 8.2. If Seller shall fail to convey title to the Property to Buyer in accordance with the terms of this Agreement for any reason other than Buyer’s default or a termination of this Agreement as to all or any part of the Property by Buyer or Seller pursuant to a right to do so expressly provided in this Agreement, then Seller shall be in default hereunder, and Buyer’s sole and exclusive remedy shall be to: (i) terminate this Agreement by written notice to Seller, receive a return of the Deposit and recover from Seller an amount equal to Buyer’s actual third party costs and expenses incurred by Buyer in connection with the transaction, including loan fees, which recovery may, however, in no event exceed $1,000,000.00 (“Pursuit Costs”) (Buyer’s election in this subpart (i), herein called the “Termination Election”); (ii) demand specific performance of Seller’s obligations under this Agreement; provided, however, if Seller willfully and intentionally conveys title, or contracts to convey title, to the Property (or any Project) to another Person and specific performance is not an available remedy, Buyer shall be entitled to recover from Seller the liquidated sum of $17,500,000.00 (or if Seller has conveyed title or contracted to convey title to one or more of the

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Projects but not the entire Property, a pro rata share of such liquidated sum in the proportion that the Allocated Purchase Price(s) of such Project(s) bears to the Purchase Price); or (iii) waive such default and proceed to Closing; provided that if Buyer elects to demand specific performance, Buyer must institute suit for specific performance in a court of competent jurisdiction within one hundred fifty (150) days of Seller’s default under this Agreement or Buyer shall be deemed to have elected to proceed under (i) above. Buyer’s and Seller’s remedies provided in this Section 8.1 will constitute Buyer’s and Seller’s sole and exclusive rights and remedies in the event of a breach or default by Seller or Buyer prior to Closing, and Buyer and Seller waive all other rights to monetary damages and any other rights and remedies against Seller or Buyer. Buyer’s remedies provided in this Section 8.1 are not in addition to or cumulative of the rights and remedies provided to Buyer under Sections 3.3, 3.4 and 4.3; rather such rights and remedies under Sections 3.3, 3.4 and 4.3 are Buyer’s sole and exclusive rights and remedies applicable to the circumstances described in such Sections. Upon any election by Buyer to terminate this Agreement under this Section 8.1 or under Section 7.5 or under Section 4.3 by reason of Impact Costs greater than the Portfolio Impact Amount but not greater than $20,000,000.00 or under Section 3.3 because Buyer is precluded from exercising a partial termination right as to all Projects affected by an uncured Disapproved Item having a Material Impact, Seller shall have the right for a period of ten (10) days following receipt of Buyer’s termination notice to override Buyer’s termination by agreeing to (i) cure or remedy the matter causing the Impact Cost or Material Impact, as the case may be; provided the cure or remedy of a Disapproved Item that has a Material Impact must include removal of the Disapproved Item from the Title Policy as an exception, or (ii) give Buyer a credit against the Purchase Price in an amount equal to the Impact Cost or Material Impact (if objectively quantifiable), as the case may be or (iii) allowing Buyer to exercise a partial termination right under Section 3.3 (up to but not more than four (4) additional Projects under Section 3.3) or Section 7.5 as to one or more affected Projects notwithstanding the limitation of Section 8.9. If under the circumstances of the immediately preceding sentence, the parties are unable to agree as to the Impact Cost or Material Impact (if objectively quantifiable), as the case may be, the parties shall nevertheless proceed to Closing if Seller elects to proceed under either (i) or (ii) above as to any undisputed portion of the Impact Cost or Material Impact, as the case may be and deposit in escrow with the Title Company as escrow agent an amount equal to the disputed portion of the Impact Cost or Material Impact, as the case may be, with the parties agreeing to exercise good faith, reasonable efforts to resolve the dispute after Closing. If the parties are unable to resolve the dispute by mutual agreement within twenty (20) days after Closing, the parties shall submit the matter to mediation to be conducted in Houston, Texas in accordance with the rules of the American Arbitration Association, and each party will act in good faith to attempt to resolve the matter during the mediation process. If the dispute has not been resolved by mutual agreement or through mediation within sixty (60) days after Closing, then either party may pursue all available remedies, subject to the terms of the Agreement. Any such escrow deposit shall be held and applied in accordance with the terms of an escrow agreement mutually satisfactory to Buyer and Seller. The prevailing party in any such mediation and/or other legal proceeding shall be entitled to recover its legal fees and other costs of the proceedings from the non-prevailing party, and interest at the rate of five percent (5%) per annum on the amount of its recovery. If the Impact Cost exceeds $20,000,000.00, Seller shall not have the right to override Buyer’s termination.

8.2 Liquidated Damages.     BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT THEY HAVE MADE A REASONABLE ENDEAVOR TO ESTIMATE THE ACTUAL

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DAMAGES SELLER WOULD SUSTAIN AS A RESULT OF BUYER’S DEFAULT. THE PROSPECTIVE IMPRACTICABILITY AND EXTREME DIFFICULTY OF FIXING ACTUAL DAMAGES HAS REQUIRED THE PARTIES TO ATTEMPT TO LIQUIDATE SELLER’S DAMAGES IN THE EVENT OF BUYER’S DEFAULT SINCE SELLER’S DAMAGES WILL RESULT FROM, AMONG OTHER THINGS, MARKET FLUCTUATION, THE COSTS AND EXPENSES OF THIS TRANSACTION (INCLUDING, WITHOUT LIMITATION, LEGAL AND OTHER EXPENSES INCURRED IN CONNECTION WITH THIS AGREEMENT AND PREPARING FOR THE CLOSING), AND LOSSES WHICH WOULD RESULT FROM SELLER HAVING REMOVED THE PROPERTY FROM THE MARKET FOR ANY LENGTH OF TIME. BECAUSE IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO DETERMINE ACTUAL DAMAGES IN THE EVENT OF BUYER’S DEFAULT UNDER THIS AGREEMENT AND TAKING INTO ACCOUNT ALL OF THE CIRCUMSTANCES EXISTING ON THE EFFECTIVE DATE, SELLER AND BUYER HAVE DETERMINED THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S ACTUAL DAMAGES IN SUCH EVENT. CONSEQUENTLY, IN THE EVENT OF BUYER’S DEFAULT UNDER THIS AGREEMENT AS PROVIDED IN SECTION 8.1, SELLER’S SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT AND TO RETAIN THE DEPOSIT. UPON RECEIPT OF THE DEPOSIT BY SELLER, BUYER SHALL BE RELEASED FROM ANY FURTHER LIABILITY UNDER THIS AGREEMENT, EXCEPT FOR OBLIGATIONS THAT EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT AND EXCEPT THAT THE FOREGOING SHALL NOT LIMIT (A) THE OBLIGATIONS TO PAY TO THE OTHER ALL ATTORNEYS’ FEES AND COSTS INCURRED TO ENFORCE THE PROVISIONS OF THIS SECTION 8.2 AND/OR INDEMNITY OBLIGATIONS UNDER SECTION 3.2 OR SECTION 10.1 OR ELSEWHERE IN THIS AGREEMENT OR (B) THE ABILITY AND RIGHT OF A PARTY TO ENFORCE SUCH INDEMNITIES. THE PAYMENT OF THE DEPOSIT (INCLUDING ALL INTEREST EARNED THEREON) TO SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY.

8.3 No Personal Liability; Several Liability.     WRI shall have joint and several liability for the obligations of each Seller under or arising out of this Agreement. In no event shall any partner, shareholder, member, officer, director, trust manager, employee, agent or attorney of Seller (other than WRI) or Buyer or of any constituent entity of Buyer or Seller be personally liable for any obligation of Seller or Buyer under this Agreement.

8.4 Release.     Effective as of the Closing Date, and except as to Seller’s obligations, representations, warranties and covenants under this Agreement and documents executed pursuant to this Agreement, Buyer, on its own behalf and on behalf of its trustees, officers, employees, other Affiliates, agents, attorneys, representatives, successors and assigns (collectively each of Buyer’s constituent entities, “Releasing Parties”) hereby agrees that each Seller, each of Seller’s constituent entities and each Seller’s or its constituent entities’ directors, officers, employees, other Affiliates, agents, attorneys, representatives, successors and assigns (collectively, “Released Parties”) shall be fully and forever released and discharged from any and all liabilities, losses, claims (including third party claims), demands, damages of any nature

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whatsoever, causes of action, costs, penalties, fines, judgments, attorneys’ fees, consultants’ fees and costs and experts’ fees (collectively, “Claims”), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property including, without limitation, the physical, environmental and structural condition of the Property or any law or regulation applicable thereto, including, without limitation, any Claim or matter (regardless of when it first appeared or appears) relating to or arising from: (a) the status of title to the Real Property or Seller’s ownership of the Real Property including all matters shown on the Title Report, the Survey and all matters which would have been shown on an ALTA/ACSM survey of the Real Property; (b) the presence of any environmental problems, or the use, presence, storage, release, discharge, migration or transportation of Hazardous Substances on, in, under, about or to or from the Property regardless of when such Hazardous Substances were first introduced on, in, under, about, or transported to or from, the Property; (c) any patent or latent defects or deficiencies with respect to the Property; (d) the presence of any mold or microbial agents in the Property; (e) any and all matters related to the physical condition of the Property or any portion thereof, including without limitation, the condition and/or operation of the Property and each part thereof and specifically including all matters, conditions, and deficiencies reflected in the Diligence Material; (f) any defect, default or unenforceability of any Lease, Contract or Permit, (g) geological or seismic conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, and limitations regarding the withdrawal of water therefrom, and faulting; (h) whether or not and the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway, or special flood hazard; (i) drainage and soil conditions of the Property; (j) the existence of or availability of any development rights; (k) zoning requirements (including any special use permits) to which the Property or any portion thereof may be subject or the status of compliance with such requirements; (l) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electricity; (m) usages of any adjoining property; (n) access to the Property or any portion thereof; (o) the value, compliance with specifications, size, location, age, use, merchantability, quality, description, or condition of the Property or any portion thereof, or suitability of the Property or any portion thereof for Buyer’s purposes, or fitness for any use or purpose whatsoever; (p) the compliance of the Property with applicable building codes, fire codes, land use or access laws or ordinances including, without limitation, the Americans with Disabilities Act (and the local equivalent thereof) or any similar Laws, including Environmental Laws; (q) the square footage or leaseable area of the Improvements and/or the Real Property; or (r) the credit-worthiness of any tenant under any of the Leases (collectively, the “Subject Matter”). Except as otherwise provided in the preceding sentence, Buyer hereby waives the right to pursue and hereby covenants and agrees not to commence any action, legal proceeding, cause of action or suit in law or equity, of whatever kind or nature, including, but not limited to, under any Environmental Law, against the Released Parties or any one of them or their agents in connection with any Claim. In this connection and to the greatest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases and the limitations in this Section and Sections 3.5 and 8.5 have been negotiated and agreed upon in light of that realization, that Buyer nevertheless hereby intends to release, discharge and acquit Released Parties from any

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such unknown Claims, and that this release is a material factor in Seller’s negotiation of the Purchase Price and represents a material portion of the consideration given to Seller by Buyer in exchange for Seller’s performance hereunder. Without limiting the foregoing and notwithstanding anything to the contrary contained herein, if Buyer has actual knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement and/or (ii) any breach or inaccuracy in any representation of Seller made in this Agreement and/or (iii) any failure of condition to Buyer’s obligation or close the transaction contemplated by this Agreement and Buyer nonetheless elects to proceed with the Closing, then, upon the consummation of the Closing, Buyer shall be conclusively deemed to have waived any such default and/or breach or inaccuracy and or failure of condition and shall have no Claim against Seller or hereunder with respect thereto. In no event shall any liability of any Seller under Section 6.11.1 or Section 6.12 be included in the foregoing release of liability.

As further consideration for the foregoing release provided in this Section 8.4, Buyer hereby agrees, represents and warrants that the matters released herein are not limited to matters that are known or disclosed. In this connection, Buyer hereby agrees, represents and warrants that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, Claims, demands, debts, controversies, damages, costs, losses and expenses that are presently unknown, unanticipated and unsuspected, and it further agrees, represents and warrants that the foregoing release provided in this Section 8.4 has been negotiated and agreed upon in light of that realization, and they Buyer (for itself and on behalf of the Releasing Parties) nevertheless hereby intends to release, discharge and acquit the Released Parties from any such unknown causes of action, Claims, demands, debts, controversies, damages, costs, losses and expenses that are in way related to the Subject Matter.

/s/ DL	/s/ MCD
Buyer Initials	Seller Initials

8.5 Maximum Aggregate Liability of Seller Post Closing.     Buyer hereby waives and relinquishes any claims for damages against Seller except as set forth in Section 8.1 and this Section 8.5, any such claim under Section 8.1 or Section 8.5, however, in all events being subject to the provisions of Section 8.3. Unless Buyer discovers the breach of any representation or warranty made by Seller in this Agreement or in any document (including any certificate) executed by Seller pursuant to this Agreement on a date (the “Discovery Date”) prior to the end of the Survival Period and gives Seller written notice (the “Breach Notice”) of the breach within ninety (90) days after the Discovery Date (or, if Buyer’s damages on account of such breach do not exceed the Aggregate Minimum Claim Amount, within fifteen (15) days after the first date on which Buyer’s damages from such breach and any other breaches discovered prior to the end of the Survival Period exceed the Aggregate Minimum Claim Amount), no alleged breach of any such representation or warranty may form the basis of an action by Buyer against Seller for breach of any such representation or warranty. Any such action must be brought two (2) years and one (1) day after the Discovery Date, provided that a Breach Notice has been timely given in accordance with the immediately preceding sentence. No action may be brought for the alleged breach of any representation or warranty known or discovered (or pursuant to Section 5.4, deemed to have been known or discovered) by Buyer prior to Closing to be false. No claim for a breach of one or more Seller’s representations and warranties shall be actionable unless the claims for all such breaches aggregate at least $350,000.00 (the “Aggregate Minimum Claim

PURCHASE AND SALE AGREEMENT – PAGE 41

Amount”). Provided the aggregate of Buyer’s claims equal or exceed the Aggregate Minimum Claim Amount, Buyer will be entitled to recover its entire claim from dollar one, subject to Seller’s maximum aggregate liability provided below. Seller’s maximum aggregate liability for claims based on breaches of representations and warranties by Seller in this Agreement or in any document (including any certificate) executed by Seller pursuant to this Agreement shall, under no circumstances, exceed an amount equal to one percent (1%) of the Purchase Price. This Section shall survive the Closing.

/s/ DL	/s/ MCD
Buyer Initials	Seller Initials

8.6 Material Consideration.     Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of Section 8.4 and Section 8.5, and Seller’s acceptance of a sales price in the amount of the Purchase Price reflects the provisions of Section 3.5, Section 8.4 and Section 8.5 so given to Seller by Buyer. Seller and Buyer each have initialed Section 3.5, Section 8.4 and Section 8.5 to further indicate their awareness and acceptance of each and every provision hereof. The provisions of Section 3.5, Section 5.4, Section 8.4 and Section 8.5 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing.

8.7 Jury Trial Waiver.     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING TO THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF THE PARTIES HERETO FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, EACH OF THE PARTIES HERETO HEREBY CERTIFIES THAT NONE OF ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THE PROVISIONS OF THIS PARAGRAPH ARE A MATERIAL INDUCEMENT TO THE ACCEPTANCE OF THIS AGREEMENT BY THE OTHER PARTIES HERETO.

8.8 No Consequential Damages. Notwithstanding any provision to the contrary in this Agreement: (i) each party, for itself, its Affiliates, successors and assigns, waives any right to pursue consequential, exemplary or punitive damages against any other party, its Affiliates, successors and assigns, or any of them; and (ii) in no event will any party or its Affiliates, successors or assigns be liable for any consequential, exemplary or punitive damages in respect of this Agreement or transactions contemplated in this Agreement.

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8.9 Limitation on Partial Termination of Agreement.    Notwithstanding any provision to the contrary in this Agreement, Buyer shall not have the right to partially terminate this Agreement pursuant to Sections 7.1 or 7.5 as to more than three (3) Projects in the aggregate, nor shall Buyer have the right to partially terminate this Agreement pursuant to Sections 3.3 or 4.3 as to more than five (5) Projects in the aggregate. The Material Impact or the Impact Cost, as the case may be, attributable to any Project as to which the Agreement has been partially terminated under Sections 3.3 or 4.3 shall not be counted in calculating the Portfolio Impact Amount.

ARTICLE 9

CONFIDENTIALITY

9.1 Confidentiality.    Buyer acknowledges execution and delivery of the Confidentiality Agreement and hereby acknowledges and agrees that Buyer is bound by, and will perform and observe, each and every provision of such Confidentiality Agreement. Without the prior written consent of the other party, except to the extent required by law or in the Confidentiality Agreement, neither Buyer nor Seller will publicize any information relating to any matter set forth in this Agreement, including, without limitation, the terms hereof prior to Closing or after Closing. Without at least two (2) business days’ prior written notice to the other party, neither Buyer nor Seller will issue a press release or otherwise publicly release, announce, disclose or otherwise publicize the transaction provided for in this Agreement, including, without limitation, the terms hereof, such notice to include the content of such press release or other disclosure. Without notice to Buyer, WRI shall be permitted to make any and all filings with the Securities and Exchange Commission required by law. The provisions of this Section 9.1 shall survive Closing or any termination of this Agreement.

ARTICLE 10

MISCELLANEOUS

10.1 Sales Commissions and Fees.     Seller shall pay a fee to J.P. Morgan Securities LLC (“Financial Advisor”) pursuant to a separate agreement between Financial Advisor and Seller. Seller hereby agrees to indemnify and defend Buyer against and to hold Buyer harmless from any and all loss, cost, liability or expense (including but not limited to attorneys’ fees and returned commissions) resulting from any claim for fees, commissions or other compensation of any kind against Buyer by virtue of the transaction contemplated by this Agreement by any broker, agent or advisor claiming by, through or under Seller. Buyer hereby agrees to indemnify and defend Seller against and to hold Seller harmless from any and all loss, cost, liability or expense (including but not limited to attorneys’ fees and returned commissions) resulting from any claim for fees, commissions or other compensation of any kind against Seller by virtue of the transaction contemplated by this Agreement by any broker, agent or advisor claiming by, through or under Buyer. The provisions of this Section 10.1 shall survive Closing. If requested by the Title Company, Seller will cooperate with Buyer to execute and deliver any reasonable form of affidavit required under Georgia law to the effect that there is no licensed real estate broker entitled to a commission or fee in connection with the purchase and sale transaction provided for under this Agreement.

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10.2 Amendment and Waiver.     The parties hereto may by mutual agreement in writing signed by each party amend this Agreement in any respect. In addition, any party hereto may in writing and in its sole and absolute discretion: (a) extend the time for the performance of any of the acts or obligations of the other party; (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (c) waive compliance or performance by the other party with any of the covenants, agreements or obligations of such party contained in this Agreement; and (d) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later date.

10.3 Assignment.     Buyer may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Seller, except that Buyer shall have the right to assign its rights under this Agreement to one or more Affiliates or to nominate one or more of such Affiliates to take title to the Property upon Closing without Seller’s prior written consent; provided, however, that Buyer shall give Seller written notice of such assignment or nomination at least ten (10) days before Closing, and Buyer shall not be released from any obligations under this Agreement by virtue of such assignment.

10.4 Successors and Assigns.     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns, subject to the limitations on Buyer’s assignment of this Agreement set forth in Section 10.3.

10.5 Notices.     All written notices required to be given pursuant to the terms hereof shall be either (i) personally delivered, (ii) deposited in the United States express mail or first class mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by overnight courier service, or (iv) delivered by facsimile or e-mail transmission. All such notices shall be deemed delivered upon actual receipt (or upon the first attempt at delivery pursuant to the methods specified in clauses (i), (ii) or (iii) above if the intended recipient refuses to accept delivery). All such notices shall be delivered to the following addresses, or to such other address as the receiving party may from time to time specify by written notice to the other party:

PURCHASE AND SALE AGREEMENT – PAGE 44

To Buyer:

DRA Fund VII LLC

c/o DRA Advisors LLC

220 East 42nd Street

New York, New York 10021

Attn: Mr. David Luski

Fax No: (212) 697-7403

With a concurrent copy to the same address marked for the attention of Mr. Matthew Shore

Fax No: (305) 728-5156

With a copy to: Blank Rome LLP 405 Lexington Avenue New York, New York 10174 Attn: Samuel Walker, Esq. Fax No: (917) 332-3805

To Seller:

c/o Weingarten Realty Investors

2600 Citadel Plaza Drive, Suite 125

Houston, Texas 77008

Attn: M. Candace DuFour

Telephone No: (713) 866-6007

Fax No: (713) 866-6072

E-mail: cdufour@weingarten.com

With copies to:

c/o Weingarten Realty Investors

2600 Citadel Plaza Drive, Suite 125

Houston, Texas 77008

Attn: Marc Kasner

Telephone No: (713) 866-6972

Fax No: (713) 880-6126

E-mail: mkasner@weingarten.com

and Locke Lord LLP 2200 Ross Avenue, Suite 2200 Dallas, Texas 75201 Attn: Robert J. Banta Telephone No: (214) 740-8509 Fax No: (214) 756-8509 E-mail: rbanta@lockelord.com

10.6 Time.     Time is of the essence of every provision contained in this Agreement.

10.7 Possession.     With the exception of the rights of tenants under the Leases, possession of the Property shall be delivered to Buyer on the Closing Date, free of the possessory or other leasehold interest of any third party.

10.8 Incorporation by Reference.     All of the recitals contained herein, and all of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, are by this reference incorporated in and made a part of this Agreement as though set forth fully herein.

10.9 Attorneys’ Fees.     In the event any dispute between the parties hereto should result in arbitration or litigation, or if any action at law or in equity is taken to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall (in addition to any other relief

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to which that party may be entitled) be reimbursed for all reasonable costs and expenses incurred in connection with arbitration or litigation, including, without limitation, reasonable attorneys’ fees, accountants’ fees and experts’ fees incurred at trial and all appellate levels.

10.10 Construction.     The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. If any provision of this Agreement is held to be invalid by any court having jurisdiction thereof, the invalidity of such provision shall not affect the validity or enforceability of the remaining provisions of this Agreement.

10.11 Governing Law.     This Agreement, and all claims of causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of the State of Texas.

10.12 Consent to Jurisdiction and Service of Process.     All judicial proceedings brought against any party hereto arising out of or relating to this Agreement shall be brought in any state or federal court of competent jurisdiction in Harris County, State of Texas, and by execution and delivery of this Agreement each party accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

10.13 Counterparts.     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and may be executed by the affixing of the signatures of each of the parties to any one of such counterpart signature pages; all of such counterpart signature pages shall read as though one and they shall have the same force and effect as though all of the signers had signed a single signature page.

10.14 Entire Agreement.     This Agreement and the attached exhibits and all documents in the nature of such exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding.

10.15 Relationship of Parties.     Nothing contained in this Agreement or in the relationship between the parties shall be deemed to constitute a partnership, joint venture or any other relationship between them except that of buyer and seller.

10.16 Prohibition Against Recordation.     Neither this Agreement nor any memorandum thereof is to be recorded other than in connection with a permitted action for specific performance . If this Agreement or any memorandum or affidavit of this Agreement is filed for record by Buyer in violation of the preceding sentence, notwithstanding any provision hereof, Seller shall have the sole and exclusive right to terminate this Agreement by written notice filed of record,

PURCHASE AND SALE AGREEMENT – PAGE 46

whereupon the Deposit shall be forfeited to Seller as liquidated damages, and in addition, Buyer agrees to immediately execute a release of this Agreement in recordable form, and all parties hereto shall thereupon automatically be fully and finally released from all provisions of this Agreement, other than the provisions which survive termination of this Agreement.

10.17 Escrow Holder.     Any funds delivered to the Escrow Holder pursuant to this Agreement shall be held by said Escrow Holder in escrow and trust in accordance with the terms of this Agreement. The execution of this Agreement by the Escrow Holder is solely for purposes of evidencing the acknowledgment by said Escrow Holder of the receipt by it of the portion of the Deposit as specified in this Agreement and its agreement to hold and or release the Deposit in accordance with the terms of this Agreement, and if the Deposit (of any other funds delivered to Escrow Holder hereunder) is received in the form of a check, it is subject to collection. In the event of any dispute regarding any action taken, or proposed to be taken, by the Escrow Holder with respect to the Deposit or any other documents and/or property held by the Escrow Holder pursuant to this Agreement, the Escrow Holder, in its sole discretion, may cause the Deposit and/or such other property to be placed into the registry of a court of competent jurisdiction pursuant to an action of interpleader commenced by the Escrow Holder, and the Seller and Buyer, jointly and severally, agree to pay directly, or reimburse the Escrow Holder for, any and all expenses so incurred by the Escrow Holder, including, but not limited to, any attorneys’ fees and costs incurred by the Escrow Holder in any such action. If for any reason the Closing does not occur, or at any time prior to Closing pursuant to the terms of this Agreement, either party makes a written or oral demand upon Escrow Holder for payment of the Deposit, Escrow Holder shall give written notice to the other party of such demand. If Escrow Holder does not receive a written objection from the non demanding party to the proposed payment within seven (7) calendar days after the giving of such notice, Escrow Holder is authorized, instructed and directed to make such payment. If Escrow Holder does receive such written objection within such seven (7) calendar day period, Escrow Holder shall continue to hold such amount until otherwise directed by written instructions from the Seller and Buyer or a final judgment of a court. Seller and Buyer recognize that the Escrow Holder’s duties hereunder are only as specifically provided herein and are purely ministerial in nature, and Seller and Buyer therefore agree that the Escrow Holder shall, so long as it acts in good faith, have no liability to either party except for its willful misconduct or gross negligence. Seller and Buyer do hereby indemnify the Escrow Holder against, and agree to hold, save, and defend the Escrow Holder harmless from, any costs, liabilities, and expenses incurred by the Escrow Holder in discharging its duties hereunder, except to the extent caused by Escrow Holder’s willful misconduct or gross negligence.

10.18 Exclusivity of Agreement.     The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the subject matter of this Agreement exclusively in contract pursuant to the express terms and provisions of this Agreement, and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s length negotiations, and all parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s length transaction. The sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any

PURCHASE AND SALE AGREEMENT – PAGE 47

representations and warranties set forth herein) shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies may be further limited or excluded pursuant to the express terms of this Agreement), and the parties hereto hereby waive and release any and all tort claims and causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any tort claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement). The provisions of this Section 10.18 shall survive Closing.

10.19 No Third Party Liability.     This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto, and no officer, director, shareholder, employee or affiliate of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) (other than WRI) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement). The provisions of this Section 10.19 shall survive Closing.

10.20 MUD Disclosures.     This Section is applicable to Projects in Texas. Because certain of the Projects are located within a municipal utility district, the Texas Water Code (Chapter 49.452) requires Seller to deliver to Buyer the statutory notice (the “Statutory Notice”) relating to the tax rate, bonded indebtedness or standby fee of such district prior to execution of this Agreement. The Statutory Notices for such Projects are attached hereto as Schedule 8. Execution of this Agreement by the parties shall be deemed to constitute their execution of the Statutory Notice and Buyer’s acknowledgment of receipt of the Statutory Notice prior to execution of a binding contract for purchase of the Property.

10.21 Reporting of Foreign Investment.     Seller and Buyer agree to comply with any and all reporting requirements applicable to the transactions which are the subject of this Agreement which are set forth in law, including, but not limited to, The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984, and further agree upon request of one party to furnish the other party with evidence of such compliance.

10.22 Holidays.     If any day for performance of a party’s obligations hereunder falls on a Saturday, Sunday or legal holiday, the day for performance of such obligation shall be extended to the next day that is not a Saturday, Sunday or legal holiday. For purposes of this Agreement, the term “business day” shall mean any day that is not a Saturday, Sunday or other legal holiday (a legal holiday being any day on which the United States Postal Service does not deliver first class mail).

PURCHASE AND SALE AGREEMENT – PAGE 48

10.23 Further Assurances.     The parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Agreement), as either may reasonably request from time to time, whether at or after the Closing, in furtherance of the purposes of this Agreement. The provisions of this Section shall survive the Closing for twelve (12) months.

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

Remainder of Page Left Blank Intentionally

Counterpart Signature Pages Follow

PURCHASE AND SALE AGREEMENT – PAGE 49

PURCHASE AND SALE AGREEMENT

by and between

Each of the Sellers listed on Schedule 1

as Seller

and

DRA FUND VII LLC

as Buyer

Counterpart Signature Page of Buyer

“BUYER”

DRA FUND VII LLC, a Delaware limited liability company

By:	/s/ David Luski
Name:	David Luski
Title:	President

PURCHASE AND SALE AGREEMENT – SIGNATURE PAGE

PURCHASE AND SALE AGREEMENT

by and between

Each of the Sellers listed on Schedule 1

as Seller

and

DRA FUND VII LLC

as Buyer

Counterpart Signature Page of Seller

“SELLER”

WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust

By:	/s/ M. Candace DuFour
Name:	M. Candace DuFour
Title:	Sr. Vice President

WEINGARTEN NOSTAT, INC., a Texas corporation

By:	/s/ M. Candace DuFour
Name:	M. Candace DuFour
Title:	Sr. Vice President

WEINGARTEN/LUFKIN, INC., a Texas corporation

By:	/s/ M. Candace DuFour
Name:	M. Candace DuFour
Title:	Sr. Vice President

PURCHASE AND SALE AGREEMENT – SIGNATURE PAGE

WNI/TENNESSEE, L.P., a Delaware limited partnership

By:	WNI/Tennessee Holdings, Inc., a Delaware corporation, its general partner

	By:	/s/ M. Candace DuFour
	Name:	M. Candace DuFour
	Title:	Sr. Vice President

WRI HOPEWELL, LLC, a Delaware limited liability company

By:	Weingarten Realty Investors, a Texas real estate investment trust

	By:	/s/ M. Candace DuFour
	Name:	M. Candace DuFour
	Title:	Sr. Vice President

WRI LAKELAND, LLC, a Delaware limited liability company

By:	Weingarten Realty Investors, a Texas real estate investment trust

	By:	/s/ M. Candace DuFour
	Name:	M. Candace DuFour
	Title:	Sr. Vice President

WRI SOUTHERN INDUSTRIAL POOL LLC, a Delaware limited liability company

By:	Weingarten Realty Investors, a Texas real estate investment trust

	By:	/s/ M. Candace DuFour
	Name:	M. Candace DuFour
	Title:	Sr. Vice President

PURCHASE AND SALE AGREEMENT – SIGNATURE PAGE

WRI WESTGATE INDUSTRIAL LP, a Texas limited partnership
By:	WRI Westgate Industrial Holdings, LLC, a Texas limited liability company, its general partner
	By:	Weingarten Realty Investors, a Texas real estate investment trust, its sole member

		By:	/s/ M. Candace DuFour
		Name:	M. Candace DuFour
		Title:	Sr. Vice President

WRI/ATLANTA PARK-3658, L.P., a Delaware limited partnership

By:	Weingarten Realty Investors, a Texas real estate investment trust, its general partner

	By:	/s/ M. Candace DuFour
	Name:	M. Candace DuFour
	Title:	Sr. Vice President

PURCHASE AND SALE AGREEMENT – SIGNATURE PAGE

JOINDER BY ESCROW HOLDER

TO

PURCHASE AND SALE AGREEMENT

The undersigned hereby acknowledges receipt of the Deposit and agrees to hold and dispose of the Deposit, and interest thereon, in accordance with the provisions of the foregoing Agreement.

ESCROW HOLDER:
FIRST AMERICAN TITLE INSURANCE COMPANY
By:
Name:
Title:
Date:	, 2012

PURCHASE AND SALE AGREEMENT – SIGNATURE PAGE